                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                                CYBERCASH, INC.

                       CYBERCASH ACQUISITION CORPORATION,

                                      AND

                                 ICVERIFY INC.

                                 April 8, 1998

                               TABLE OF CONTENTS
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
1.       The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.1     The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.2     Closing; Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.3     Effect of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.4     Articles of Incorporation; Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.5     Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.6     Effect on Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.7     Surrender of Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         1.8     No Further Ownership Rights in Target Capital Stock  . . . . . . . . . . . . . . . . . . . . 8
         1.9     Lost, Stolen or Destroyed Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         1.10    Tax and Accounting Consequences  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         1.11    Taking of Necessary Action; Further Action . . . . . . . . . . . . . . . . . . . . . . . . . 9

2.       Conditions to the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         2.1     Conditions to Obligations of Each Party to Effect the Merger . . . . . . . . . . . . . . . . 9
         2.2     Additional Conditions to Obligations of Target . . . . . . . . . . . . . . . . . . . . . .  10
         2.3     Additional Conditions to the Obligations of Acquiror and Merger Sub  . . . . . . . . . . .  11

3.       Representations and Warranties of Target and Principal Shareholders  . . . . . . . . . . . . . . .  13
         3.1     Organization, Standing and Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         3.2     Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         3.3     Governmental Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.4     Title to Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.5     Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         3.6     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.7     Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.8     Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3.9     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3.10    Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.11    Brokers' and Finders' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.12    Capital Structure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.13    Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         3.14    Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         3.15    Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         3.16    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.17    Restrictions on Business Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.18    Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23





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                               TABLE OF CONTENTS
                                  (continued)
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         3.19    Interested Party Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.20    Minute Books . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.21    Complete Copies of Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.22    Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.23    Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.24    Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.25    Customers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         3.26    Employees and Consultants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         3.27    Bank Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         3.28    Indemnification Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         3.29    Power of Attorney  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         3.30    Representations Complete . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

4.       Representations and Warrantees of Acquiror and Merger Sub  . . . . . . . . . . . . . . . . . . . .  28
         4.1.    Organization, Standing and Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         4.2.    Capital Structure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         4.3.    Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         4.4     SEC Documents: Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         4.5.    Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         4.6     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         4.7     Broker's and Finders' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         4.8     Interim Operations of Merger Sub . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

5.       Conduct Prior To The Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.1     Conduct of Business of Target and Acquiror . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.2     Conduct of Business of Target  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.3     No Solicitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

6.       Additional Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.1     Preparation of Solicitation Statement  . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.2     Approval of Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.3     Restricted Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.4     Access to Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.5     Confidentiality; Non-Solicitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.6     Public Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.7     Consents; Cooperation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.8     Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         6.9     Form S-8 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39





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                               TABLE OF CONTENTS
                                  (continued)
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         6.10    Shareholders' Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         6.11    Legal Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         6.12    Blue Sky Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         6.13    Nonaccredited Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         6.14    Listing of Additional Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         6.15    Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         6.16    Reorganization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         6.17    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         6.18    Registration of Shares Issued in the Merger  . . . . . . . . . . . . . . . . . . . . . . .  40
         6.19    Reasonable Commercial Efforts and Further Assurances . . . . . . . . . . . . . . . . . . .  44
         6.20    Indemnification and Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         6.21    Escrow Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

7.       Termination, Amendment and Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         7.1     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         7.2     Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         7.3     Investment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         7.4     Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         7.5     Extension; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

8.       Escrow and Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         8.1     Escrow Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         8.2     Survival of Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         8.3     Availability of Escrow Fund. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         8.4     Limitation of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         8.5     Indemnification by Acquiror and Merger Sub . . . . . . . . . . . . . . . . . . . . . . . .  49
         8.6     Limitation of Liability on Acquiror and Merger Sub . . . . . . . . . . . . . . . . . . . .  49
         8.7     Escrow Period; Release From Escrow . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         8.8     Claims Upon Escrow Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         8.9     Objections to Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         8.10    Resolution of Conflicts and Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . .  51
         8.11    Shareholders' Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

9.       General Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         9.1     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         9.2     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         9.3     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         9.4     Entire Agreement; Nonassignability; Parties in Interest  . . . . . . . . . . . . . . . . .  55
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                               TABLE OF CONTENTS
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
         9.5     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         9.6     Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         9.7     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         9.8     Rules of Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
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
                      AGREEMENT AND PLAN OF REORGANIZATION

This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of April 8, 1998 by and among CyberCash, Inc., a Delaware corporation ("Acquiror"), CyberCash Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Acquiror ("Merger Sub"), and ICVERIFY Inc., a California corporation ("Target").

                                    RECITALS

A. The Boards of Directors of Target, Acquiror and Merger Sub believe it is in the best interests of their respective companies and shareholders that Target and Merger Sub combine into a single company through the statutory merger of Target with and into Merger Sub (the "Merger") and, in furtherance thereof, have approved the Merger.

B. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code.

NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                   AGREEMENT

         1.      The Merger.

                 1.1      The Merger.  At the Effective Time (as defined in
Section 1.2) and subject to and upon the terms and conditions of this Agreement, the Certificate of Merger attached hereto as Exhibit A (the "Certificate of Merger"), the applicable provisions of the California Corporations Code ("California Law"), and the Delaware General Corporation Law ("Delaware Law"), Target shall be merged with and into Merger Sub, the separate corporate existence of Target shall cease and Merger Sub shall continue as the surviving corporation. Merger Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

                 1.2 Closing; Effective Time. The closing of the transactions contemplated hereby (the "Closing") shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Section 2 hereof, but no later than 2 business days thereafter, or at such other time as the parties hereto agree (the "Closing Date"). The Closing shall take place at the offices of Gray Cary Ware & Freidenrich, 400 Hamilton Avenue, Palo Alto, California 94301, or at such other location as the parties hereto agree. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by filing (i) the Certificate of Merger and a California Franchise Tax Board Tax Clearance Certificate with the Secretary of State of the State of California, in accordance with the relevant provisions of California Law and (ii) the

Certificate of Merger with the Secretary of State of the State of Delaware (the time of filing with the Delaware Secretary of State being the "Effective Time").

                 1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of California Law and Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Target and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                 1.4      Articles of Incorporation; Bylaws.

                          (a)     At the Effective Time, the Certificate of
Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation; provided, however, that Section 1 of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows:
"First:  The name of the corporation is ICVERIFY Inc."

                          (b)     The Bylaws of Merger Sub, as in effect
immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

                 1.5 Directors and Officers. At the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

                 1.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Target or the holders of any of the following securities:

                          (a)     Consideration.  Subject to Section 1.6(c),
notwithstanding anything to the contrary herein, the total aggregate consideration to be paid by Acquiror for all of the outstanding shares of Target Capital Stock shall be $16,250,000 and 2,300,000 shares of Acquiror Common Stock; which consideration shall be allocated as follows:

                                  (i)      Conversion of Target Capital Stock.
Each share of Target Capital Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares to be canceled pursuant to Section 1.6(d) and (ii) any Dissenting Shares (to the extent provided in Sections 1.6(j) and 1.7(h)) will be canceled and extinguished and be converted automatically into the right, upon surrender of the certificate representing such share of Target Capital Stock in the manner provided in and subject to
Section 1.7, to receive consideration (the "Merger Consideration") as follows:
(i) each outstanding share of Target Common Stock will be converted into the right to receive a number of shares of Acquiror Common Stock equal to the quotient obtained by dividing the Common Value by $12.50 (the "Common Exchange Ratio"); (ii) each outstanding share of Target Series A Preferred Stock will be converted into the right to receive (A) the Per Share Cash Payment and (B) a number of shares of Acquiror Common Stock equal to the quotient obtained by dividing (1) the difference of the (x) Series A Value less (y) the Per Share Cash Payment by (2) $12.50 (the "Series A Exchange Ratio"); (iii) each outstanding share of Target Series B Preferred Stock will be converted into the right to receive (A) the Per Share Cash Payment and (B) a number of shares of Acquiror Common Stock equal to the quotient obtained by dividing (1) the difference of (x) the Series B Value less
(y) the Per Share Cash Payment by (2) $12.50 (the "Series B Exchange Ratio," and together with the Common Exchange Ratio and the Series A Exchange Ratio, the "Exchange Ratios").

                                  (ii)     Target Employees.  At the Effective
Time, the employees of Target identified on Schedule 1.6(a)(ii) hereto shall have the right to receive an aggregate of (i) $100,000 in cash and (ii) 16,000 shares of Acquiror Common Stock, in the amount(s) set forth opposite the name of each such employee on Schedule 1.6(a)(ii). For purposes of this Agreement, including without limitation Sections 1.6(c) and 1.7(i) and Article 8, each Target employee identified on Schedule 1.6(a)(ii) shall be treated as a holder of Target Capital Stock, and any cash or shares of Acquiror Common Stock to be received by such employee at the Effective Time shall be treated as if received in exchange for shares of Target Capital Stock.

                          (b)     Definitions.  For purposes of this Agreement,
the following terms shall have the definitions set forth below:

                                  "Adjusted Consideration Value" means
                                  $41,400,000.

                                  "Aggregate Cash Payment" means $16,150,000.

                                  "Common Value" means the Adjusted
                                  Consideration Value divided by the
                                  Outstanding Share Number. "Outstanding Share Number" means the aggregate number of shares of Target Capital Stock outstanding as of the Effective Time.

                                  "Outstanding Preferred Number" means the aggregate number of shares of Target Preferred Stock outstanding as of the Effective Time.

                                  "Per Share Cash Payment" means the quotient obtained by dividing the Aggregate Cash Payment by the Outstanding Preferred Number.

                                  "Series A Liquidation Preference" means
                                  $0.06.

                                  "Series A Value" means the sum of the Common
                                  Value and the Series A Liquidation
                                  Preference.

                                  "Series B Liquidation Preference" means
                                  $1.05.

                                  "Series B Value" means the sum of the Common
                                  Value and the Series B Liquidation
                                  Preference.

                          (c)     Adjustment to Merger Consideration.  The
Merger Consideration shall be subject to adjustment as follows: if the Effective Market Price (as defined in Section 1.6(g) hereof) is less than $10.00 per share, the Merger Consideration to be paid to each holder of Target Capital Stock, at the Effective Time (or, if the Registration Statement is declared effective by the SEC after the Effective Time, upon the effectiveness of the Registration Statement), shall be increased by a cash payment equal to the product of (i) the number of shares of Acquiror Common Stock to which such holder is entitled under this Section 1 by virtue of ownership of outstanding shares of Target Capital Stock multiplied by (ii) the difference between $10.00 and the Effective Market Price (the "Cash Adjustment"); provided, however, that if the Closing Market Price is equal to or less than $9.00 per share, upon written notice by Target pursuant to Section 7.1(e) hereof, the Cash Adjustment to be paid to each holder of Target Capital Stock shall be limited to the product of (i) the number of shares of Acquiror Common Stock to which such holder is entitled under this Section 1 by virtue of ownership of outstanding shares of Target Capital Stock multiplied by (ii) $1.00.

                          (d)     Cancellation of Target Capital Stock Owned by
Acquiror. At the Effective Time, each share of Target Common Stock and Target Preferred Stock (collectively, "Target Capital Stock") owned by Acquiror or any direct or indirect wholly owned subsidiary of Acquiror immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

                          (e)     Target Stock Option Plans.  At the Effective
Time, the Target Stock Option Plan (the "Target Stock Option Plan") and all options to purchase Target Common Stock then outstanding under the Target Stock Option Plan shall be assumed by Acquiror in accordance with Section 6.8.

                          (f)     Capital Stock of Merger Sub.  At the
Effective Time, each share of Common Stock of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted, without any action on the part of Merger Sub or any holder of Merger Sub Common Stock, into one share of the Common Stock of the Surviving Corporation.

                          (g)     Market Price.  For the purpose of this
Agreement, as of a particular date, the term "Market Price" shall mean the average of the closing price per share of Acquiror's Common Stock as quoted on the NASDAQ National Market System for 5 consecutive trading days ending on the trading day immediately prior to that date, as reported in The Wall Street Journal. Further, for the purpose of this Agreement, (i) the term "Closing Market Price" shall mean the Market price determined as of the Closing Date, and (ii) the term "Effective Market Price" shall mean the Market Price determined as of the later to occur of (x) the Closing Date and (y) the date that the Registration Statement (as defined below) is declared effective by the United States Securities and Exchange Commission (the "SEC"), provided, however, that, if the

Registration Statement is declared effective by the SEC after the Closing Date, in no event shall the Effective Market Price be deemed to be below $9.00 per share.

                          (h)     Adjustments to Exchange Ratio.  The Exchange
Ratios shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Target Common Stock), reorganization, recapitalization or other like change with respect to Acquiror Common Stock or Target Common Stock occurring after the date hereof and prior to the Effective Time.

                          (i)     Fractional Shares.  No fraction of a share of
Acquiror Common Stock will be issued, but in lieu thereof each holder of shares of Target Capital Stock who would otherwise be entitled to a fraction of a share of Acquiror Common Stock (after aggregating all fractional shares of Acquiror Common Stock to be received by such holder) shall receive from Acquiror an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Closing Market Price. The fractional share interests of each Target shareholder shall be aggregated, so that no Target shareholder shall receive cash in respect of fractional share interests in an amount greater than the value of one full share of Acquiror Common Stock.

                          (j)     Dissenters' Rights.  Dissenting Shares, if
any, shall not be converted into the Merger Consideration but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to California Law. Target shall give Acquiror prompt notice of any demand received by Target to require Target to purchase shares of Common Stock of Target, and Acquiror shall have the right to direct and participate in all negotiations and proceedings with respect to such demand. Target agrees that, except with the prior written consent of Acquiror, or as required under the California Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares ( each a "Dissenting Shareholder") who, pursuant to the provisions of California Law, becomes entitled to payment of the fair value for shares of Target Capital Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Acquiror shall issue and deliver, upon surrender by such shareholder of a certificate or certificates representing shares of Target Capital Stock, the Merger Consideration to which such shareholder would otherwise be entitled under this Section 1.6, the Certificate of Merger less the Merger Consideration allocable to such shareholder that has been deposited into the Escrow Fund (as defined below) in respect of such shares of Target Common Stock pursuant to
Section 1.7(h).

                          (k)     Certificate Legends.  Subject to the
provisions of Section 6.18, the shares of Acquiror Common Stock to be issued pursuant to this Section 1.6 shall not have been registered and shall be characterized as "restricted securities" under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act or 1933, as amended (the "Securities Act"), only in certain limited circumstances. Each certificate evidencing shares of Acquiror Common Stock to be issued pursuant to this Section 1 shall bear the following legend:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

and any legends required by state securities laws.

                 1.7      Surrender of Certificates.

                          (a)     Exchange Agent.  Boston EquiServe shall act
as exchange agent (the "Exchange Agent") in the Merger.

                          (b)     Acquiror to Provide Common Stock and Cash.
At the Effective Time, Acquiror shall supply or cause to be supplied to the Exchange Agent for exchange in accordance with this Section 1.7 through such reasonable procedures as Acquiror may adopt (i) certificates evidencing the shares of Acquiror Common Stock issuable pursuant to Section 1.6(a) in exchange for shares of Target Capital Stock outstanding immediately prior to the Effective Time, (ii) cash in an amount sufficient to pay the Aggregate Cash Payment which the holders of Target Capital Stock are entitled to receive pursuant to Section 1.6 above, (iii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 1.6(i) hereof, and (iv) cash in an amount sufficient to pay the aggregate amount of the Cash Adjustment, if any, pursuant to Section 1.6(c) hereof (provided, that if the Registration Statement is declared effective by the SEC after the Effective Time, Acquiror shall provide cash representing the Cash Adjustment to the Exchange Agent on the effective date of the Registration Statement) (collectively, the "Exchange Fund").

                          (c)     Exchange Procedures.  Within 2 business days
after the Effective Time, the Acquiror shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Target Capital Stock, whose shares were converted into the right to receive cash and/or shares of Acquiror Common Stock (and cash in lieu of fractional shares) pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Acquiror may reasonably specify), (ii) such other customary documents as may be required pursuant to such instructions, and (iii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquiror Common Stock and/or the Per Share Cash Payments (and cash in lieu of fractional shares and the Cash Adjustment, if any). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Acquiror, together with such letter of transmittal and other documents, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (A) a certificate representing the number of whole shares of Acquiror Common Stock less the number of shares of Acquiror Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Section 1.7(i) and Article 8 hereof, (B) any dividends or other distributions (without interest) to which such holder is entitled pursuant to Section 1.7(d), (C) cash (without interest) in respect of fractional shares as provided in Section 1.6(g), (D) cash (without interest) in the amount of the Per Share Cash Payments, (E) cash (without interest) in the amount of the Cash Adjustment, if any, as provided in
Section 1.6(c), which such holder has the right to receive in accordance with
Section 1.6 in respect of the shares of Target Capital Stock formerly evidenced by such Certificate and the Certificate so surrendered shall forthwith be canceled (provided, that if the Registration Statement is declared effective by the SEC after the Effective Time, the holder of such Certificate shall be entitled to receive cash (without interest) in the amount of the Cash Adjustment, if any, as provided in Section 1.6(c), on the effective date of the Registration Statement). Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Target Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Acquiror Common Stock into which such shares of Target Capital Stock shall have been so converted, cash in the amount of the Per Share Cash Payments and any Cash Adjustment to which the holder is entitled pursuant to
Section 1.6, and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6.

                          (d)     Distributions With Respect to Unexchanged
Shares. No dividends or other distributions with respect to Acquiror Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 1.7(d)) with respect to such shares of Acquiror Common Stock.

                          (e)     Transfers of Ownership.  At the Effective
Time, the stock transfer books of the Target shall be closed and there shall be no further registration of transfers of Target Common Stock or Target Preferred Stock thereafter on the records of the Target. If any certificate for shares of Acquiror Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquiror or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Acquiror or any agent designated by it that such tax has been paid or is not payable.

                          (f)     Termination of Exchange Fund.  Any portion of
the Exchange Fund which remains undistributed to the shareholders of Target one year after the Effective Time shall be delivered to Acquiror, upon demand, and any shareholders of Target who have not previously complied with this Section
1.7 shall thereafter look only to Acquiror for payment of their claim for the Merger Consideration and any dividends or distributions with respect to Acquiror Common Stock.

                          (g)     No Liability.  Notwithstanding anything to
the contrary in this Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                          (h)     Dissenting Shares.  The provisions of this
Section 1.7 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of Acquiror under this Section 1.7 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the Merger Consideration to which such holder is entitled pursuant to Section 1.6 hereof.

                          (i)     Escrow.  At Effective Time, and subject to
and in accordance with the provisions of Article 8 hereof, Acquiror shall cause to be distributed to the Escrow Agent (as defined in Section 8.1 hereof) a certificate or certificates representing a number of shares of Acquiror Common Stock equal to the sum of (i) 230,000 and (ii) the quotient obtained by dividing (x) 10% of the difference of (1) Aggregate Cash Payment less (2) $3,200,000 by (y) the Closing Market Price (which shall be registered in the name of the Escrow Agent as nominee for the holders of Certificates canceled pursuant to this Section 1.7) (the "Escrow Shares"). Such shares shall be beneficially owned by such holders and such shares shall be held in escrow and shall be available to compensate Acquiror for certain damages as provided in
Article 8. To the extent not used for such purposes, such shares shall be released, all as provided in Article 8 hereof.

                          (j)     The portion of the Escrow Shares contributed
on behalf of each holder of Target Capital Stock shall be equal to the sum of
(i) 10% of the aggregate number of shares of Acquiror Common Stock to which such holder is otherwise entitled under this Article 1 by virtue of ownership of outstanding shares of Target Capital Stock and (ii) a number of shares of Acquiror Capital Stock equal to the quotient obtained by dividing (x) 10% of the difference of (1) the aggregate amount of the cash payments (excluding any Cash Adjustment) to which such holder is otherwise entitled under this Article 1 by virtue of ownership of outstanding shares of Target Capital Stock less (2) an amount equal to the sum of (A) the product of (I) the number of shares of Target Series A Preferred Stock held by such holder multiplied by (II) the Series A Liquidation Preference and (B) the product of (I) the number of shares of Target Series B Preferred Stock held by such holder multiplied by (II) the Series B Liquidation Preference by (y) the Closing Market Price.

                 1.8 No Further Ownership Rights in Target Capital Stock. The Merger Consideration delivered upon the surrender for exchange of shares of Target Capital Stock in accordance with the terms hereof (including any dividends, distributions or cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Target Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 1.

                 1.9 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration (and dividends, distributions and cash in lieu of fractional shares) as may be required pursuant to Section 1.6; provided, however, that Acquiror may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to agree to indemnify Acquiror, the Surviving Corporation and the Exchange Agent against any claim that may be made against Acquiror, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

                 1.10 Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall constitute a tax-free reorganization within the meaning of Section 368(a) of the Code and shall be accounted for as a purchase.

                 1.11 Taking of Necessary Action; Further Action. Each of Acquiror, Merger Sub and Target will take all such reasonable and lawful action as may be necessary or desirable in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target and Merger Sub, the officers and directors of Target and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

         2.      Conditions to the Merger.

                 2.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

                          (a)     Shareholder Approval.  This Agreement and the
Merger shall be approved and adopted by the shareholders of the Target by the requisite vote under applicable law and the Target's Articles of Incorporation.

                          (b)     Governmental Approval.  Acquiror, Target and
Merger Sub and their respective subsidiaries shall have timely obtained from each Governmental Entity (as defined below) all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act, under state Blue Sky laws, and under applicable antitrust laws.

                 2.2 Additional Conditions to Obligations of Target. The obligations of Target to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Target:

                          (a)     Representations, Warranties and Covenants.
(i) The representations and warranties of Acquiror and Merger Sub in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) Acquiror and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

                          (b)     Certificate of Acquiror.  Target shall have
been provided with a certificate executed on behalf of Acquiror by its President and its Chief Financial Officer to the effect that, as of the Effective Time:

                                  (i)      all representations and warranties
made by Acquiror and Merger Sub under this Agreement are true and complete in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true in all respects); and

                                  (ii)     all covenants, obligations and
conditions of this Agreement to be performed by Acquiror and Merger Sub on or before such date have been so performed in all material respects.

                          (c)     Legal Opinion.  Target shall have received a
legal opinion from Acquiror's legal counsel substantially in the form of Exhibit B-1 hereto.

                          (d)     No Material Adverse Change.  There shall not
have occurred any material adverse change in the financial condition, properties, assets (including intangible assets), liabilities, business, operations capitalization, financial performance, prospects or results of operations of Acquiror and its subsidiaries, taken as a whole; provided that with respect to Acquiror, none of the following shall be deemed by itself or by themselves, either alone or in combination, to constitute a "Material Adverse Change": (i) a change in the market price or trading volume of Acquiror's common stock, (ii) a failure by Acquiror to meet the revenue or earnings predictions of analysts, any other revenue or earnings predictions or expectations, for any period ending (or for which earnings are released) on or after the date of this Agreement and prior to the Closing Date, to the extent, and only to the extent, that Acquiror's reported results are consistent with Acquiror's projections concerning its Q1 1998 operating results provided to Target in a document referencing this Section 2.2(d), on or prior to the date hereof, (iii) conditions affecting the Internet or electronic commerce industry as a whole or the U.S. economy as a whole, (iv) any effect arising primarily out of or resulting primarily from actions contemplated by the parties in connection with, or which is primarily attributable to, the announcement of this Agreement and the transactions contemplated herein, to the extent so attributable, or (v) losses by Acquiror in any reporting period consistent with losses in prior periods and arising in the ordinary course of Acquiror's business.

                          (e)     Tax Opinion.  Target shall have received a
written opinion from Wilson, Sonsini, Goodrich & Rosati, counsel to Target substantially similar to the form of opinion of counsel referred to in Section 2.3(m), to the effect that the Merger will be treated for federal income tax purposes as a tax free reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel may rely upon reasonable representations and certificates of Target, Acquiror and Merger Sub; and Target, Acquiror and Merger Sub will make such representations and deliver such certificates.

                          (f)     Registration Statement.  Acquiror shall have
filed with the SEC a registration statement (the "Registration Statement") on Form S-3 or such other form as is then available under the Securities Act of 1933, as amended (the "Securities Act"), registering the resale of all shares of Acquiror Common Stock issued in the Merger (the "Registrable Securities").

                          (g)     Injunctions or Restraints; Illegality.  No
temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be and remain in effect, nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, or which makes the consummation of the Merger illegal.

                 2.3 Additional Conditions to the Obligations of Acquiror and Merger Sub. The obligations of Acquiror and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Acquiror:

                          (a)     Representations, Warranties and Covenants.
(i) The representations and warranties of Target in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or material adverse effect which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time and
(ii) Target shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

                          (b)     Certificate of Target and the Principal
Shareholders. Acquiror shall have been provided with a certificate executed on behalf of Target by its President and Chief Financial Officer to the effect that, as of the Effective Time:

                                  (i)      all representations and warranties
made by Target under this Agreement are true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true in all respects); and

                                  (ii)     all covenants, obligations and
conditions of this Agreement to be performed by Target on or before such date have been so performed in all material respects.

                          (c)     Third Party Consents.  With respect to the
agreements identified in Section 3.4, 3.7, 3.9, 3.18 and 3.22 of the Target Disclosure Schedule, Acquiror shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval is required, pursuant to the terms of such agreements, in connection with the Merger.

                          (d)     Injunctions or Restraints; Illegality.  No
temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be and remain in effect, nor shall there be any action taken (including, without limitation, any pending or threatened suit, proceeding or investigation), or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger or any of the transactions contemplated thereby illegal, which would limit or restrict Acquiror's conduct of the business of the Surviving Corporation following the Merger or which would otherwise have a Material Adverse Effect on either Acquiror or on Acquiror combined with the Surviving Corporation after the Effective Time.

                          (e)     Legal Opinion.  Acquiror shall have received
a legal opinion from Target's legal counsel in substantially the form of Exhibit B-2.

                          (f)     Escrow Agreement.  Acquiror, Merger Sub,
Target, Escrow Agent and the Shareholders' Agent (as defined in Article 8 hereof) shall have entered into an Escrow Agreement substantially in the form attached hereto as Exhibit C.

                          (g)     No Material Adverse Changes.  There shall not
have occurred any material adverse change in the financial condition, properties, assets (including intangible assets), liabilities, business, operations, capitalization, financial performance, prospects or results of operations of Target and its subsidiaries, taken as a whole, provided that, none of the following shall be deemed by itself or by themselves, either alone or in combination, to include a "Material Adverse Change": (i) conditions affecting the Internet or electronic commerce industry as a whole, (ii) any effect arising primarily out of or resulting primarily from actions contemplated by the parties in connection with, or which is primarily attributable to, the announcement of this Agreement and the transactions contemplated herein, to the extent so attributable or (iii) losses by Target in any reporting period consistent with losses in prior periods and arising in the ordinary course of Target's business.

                          (h)     Shareholder Agreement; Compliance with
Securities Laws. Target shall have used its reasonable best efforts to have each of the Target's shareholders execute and deliver to Acquiror a signed shareholders agreement in substantially the form attached hereto as Exhibit D (the "Shareholders Agreements"); and each such delivered agreement shall be in full force and effect. The offering shall be in compliance with Section 4(2) of the Securities Act to the reasonable satisfaction of Acquiror.

                          (i)     Purchaser Representative.  There shall be a
Purchaser Representative, as defined in Regulation D under the Securities Act, reasonably satisfactory to Acquiror, and Target shall have used its reasonable best efforts to have each holder of Target Capital Stock who is not an "accredited investor" as defined in Rule 501 under the Securities Act agree to the appointment, and accept the representation, of such Purchaser Representative.

                          (j)     Audited Financial Statements.  Target shall
have delivered to Acquiror its audited financial statements for each of the fiscal years ended December 31, 1996 and December 31, 1997.

                          (k)     Employment Agreements and Non-Competition
Agreements. The employees of Target set forth on Schedule 6.15 shall have accepted employment with Merger Sub pursuant to the terms of employment agreements substantially in the form attached hereto as Exhibit E (the "Employment Agreements") and shall have entered into non-competition agreements substantially in the form attached hereto as Exhibit F (the "Non-Competition Agreements").

                          (l)     Dissenters' Rights.  Not more than 5% of the
holders of Target Capital Stock outstanding immediately prior to the Effective Time shall have made a demand for purchase of their shares of Target Capital Stock as contemplated by Section 1301 of the California Corporations Code.

                          (m)     Tax Opinion.  Acquiror shall have received a
written opinion from Gray Cary Ware & Freidenrich, LLP, counsel to Acquiror, substantially similar to the opinion of Target's counsel referred to in Section 2.2((e)) to the effect that the Merger will be treated for federal income tax purposes as a tax-free organization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel may rely upon reasonable representations and certificates of Acquiror, Merger Sub and Target; and Acquiror, Merger Sub and Target will make such representations and deliver such certificates.

                          (n)     Venture Investors.  The shareholders of
Target listed in Schedule 2.3(n) (the "Venture Investors") shall have entered into an agreement which provides that they will not distribute to their limited partners more than 50% of their respective holdings of Acquiror Common Stock received under Section 1.6((a)) hereof during the consecutive 60 day period commencing on the Closing Date; provided, that such restriction shall not apply to sales made through not more than two brokerage firms selected by mutual written agreement of the Venture Investors and directed to handle such sales in such a manner as to maintain an orderly market and not unduly to affect the market price of the Acquiror's Common Stock.

         3. Representations and Warranties of Target and Principal Shareholders. Except as disclosed in a document of even date herewith and delivered by Target to Acquiror prior to the execution and delivery of this Agreement and referring to the representation and warranty in this

Agreement (the "Target Disclosure Schedule"), Target represents and warrants to Acquiror and Merger Sub as follows:

                 3.1 Organization, Standing and Power. Each of Target and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Target has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Target. Each of Target and its subsidiaries has delivered a true and correct copy of the Articles of Incorporation and Bylaws or other charter documents, as applicable, of Target and its subsidiaries, each as amended to date, to Acquiror. Each of Target and its subsidiaries is not in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents. Each of Target and its subsidiaries does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, other than Target's interest in the subsidiaries listed on Section 3.1 of the Target Disclosure Schedule. Promptly after the signing of this Agreement, Target will provide Acquiror with a list of each jurisdiction in which Target maintains employees, real property or other assets.

                 3.2      Authority.

                          (a)     Target has all requisite corporate power and
authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Target subject only to the approval of the Merger by Target's shareholders as contemplated by Section 2.1(a). The affirmative vote of the holders of a majority of the shares of Target's Common Stock and Series A Preferred Stock and the holders of more than 67% of Target's Series B Preferred Stock voting as separate classes outstanding on the record date for the Written Consent of Shareholders relating to this Agreement is the only vote of the holders of any of Target's Capital Stock necessary under California Law to approve this Agreement and the transactions contemplated hereby. The Board of Directors of Target has (i) unanimously approved this Agreement and the Merger, (ii) determined that in its opinion the Merger is in the best interests of the shareholders of Target and is on terms that are fair to such shareholders and (iii) recommended that the shareholders of Target approve this Agreement and the Merger. No consent or action on the part of any of Target's subsidiaries is required for the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Target and constitutes the valid and binding obligation of Target enforceable against Target in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity. The execution and delivery of this Agreement by Target does not, and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under (i) any provision of the Articles of Incorporation or Bylaws of Target or any of its subsidiaries, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its subsidiaries or any of their properties or assets, with only such exceptions as would not individually or in the aggregate have a Material Adverse Effect on Target and its subsidiaries, taken as a whole. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign ("Governmental Entity") is required by or with respect to Target or any of its subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger, together with the State of California Franchise Tax Board Tax Clearance Certificate, as provided in Section 1.2, (ii) such filings, consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the securities laws of any foreign country; (iii) such filings as may be required under applicable antitrust laws (including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR")), if any; and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Target and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement. The consents referenced in this Section 3.2 together with the consents listed in
Section 2.3(c) hereof are the only consents required for the consummation of the transactions contemplated hereby, other than those consents which if not obtained, individually or in the aggregate, would have a Material Adverse Effect on Acquiror or the Surviving Corporation.

                 3.3 Governmental Authorization. Target and each of its subsidiaries have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Target or any of its subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Target's or any of its subsidiaries' business or the holding of any such interest and all of such authorizations are in full force and effect except where the failure to obtain or have any such authorizations could not reasonably be expected to have a Material Adverse Effect on Target.

                 3.4 Title to Property. Target and its subsidiaries have good and marketable title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Target Balance Sheet or acquired after the Target Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Target Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests therein, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which is reflected on the Target Balance Sheet. The plants, property and equipment of Target and its subsidiaries that are used in the operations of their businesses are in all material respects in good operating condition and repair, subject to normal wear and tear. All properties used in the operations of Target and its subsidiaries are reflected in the Target Balance Sheet to the extent generally accepted accounting principles require the same to be reflected. All leases to which Target and each of its subsidiaries are parties are in full force and effect and are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law. True and correct copies of all such leases have been provided to Acquiror. Target and its subsidiaries own no real property. Section 3.4 of the Target Disclosure Schedule sets forth a true and complete list of all real and personal property leased by Target and each of its subsidiaries. Assuming the due execution and delivery thereof by the other parties thereto, all such real property leases are in full force and effect and are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law. True and correct copies all such real property leases have been provided to Acquiror.

                 3.5      Environmental Matters.

                          (a)     The following terms shall be defined as
follows:

                                  (i)      "Environmental Laws" shall mean any
federal, state or local laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public.

                                  (ii)     "Hazardous Materials" shall mean any
toxic or hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental Laws.

                          (b)     Each of Target and its subsidiaries is not
and has not been in violation of any Environmental Law relating to the properties or facilities of Target or its subsidiaries at which any part of Target's or its subsidiaries' business is or has been conducted. Each of Target and its subsidiaries has not used, generated, manufactured or stored on or under any part of its properties or facilities at which any part of Target's or its subsidiaries' business is or has been conducted, or transported to or from any part thereof, any Hazardous Materials in violation of any applicable Environmental Laws. To the knowledge of Target, there has not been any presence, disposal, or release of any Hazardous Materials on, from or under any part of Target's or its subsidiaries' properties or facilities at which any part of Target's or its subsidiaries' business is or has been conducted. No civil, criminal or administrative action, proceeding or investigation is pending against Target or its subsidiaries, or to the knowledge of Target, threatened against Target or its subsidiaries, and Target is not aware of any facts or circumstances which could form the basis for assertion of a claim or liability, regarding non-compliance with Environmental Laws by Target.

                 3.6 Taxes. As used in this Agreement, the terms "Tax" and, collectively, "Taxes" mean any and all federal, state and local taxes of any country, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                          (a)     Each of Target and its subsidiaries has
prepared and timely filed all returns, estimates, information statements and reports required to be filed with any taxing authority ("Returns") relating to any and all Taxes concerning or attributable to Target and its subsidiaries or their operations with respect to Taxes for any period ending on or before the Closing Date and such Returns are true and correct in all material respects and have been completed in all material respects in accordance with applicable law or an adequate reserve has been made for such Taxes on the Target Balance Sheet.

                          (b)     Each of Target and its subsidiaries, as of
the Closing Date: (i) will have paid all Taxes shown to be payable on such Returns covered by Section 3.6(a) and (ii) will have withheld with respect to its employees all Taxes required to be withheld.

                          (c)     There is no Tax deficiency outstanding or
assessed or, to the best of knowledge of Target, its subsidiaries and the Principal Shareholders, proposed against Target or any of its subsidiaries that is not reflected as a liability on the Target Balance Sheet nor has Target or any of its subsidiaries executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax other than an extension occurring by reason of an extension of time to file a return.

                          (d)     Each of Target and its subsidiaries has no
material liabilities for unpaid Taxes that have not been accrued for or reserved on the Target Balance Sheet, whether asserted or unasserted, contingent or otherwise.

                          (e)     Each of Target and its subsidiaries is not a
party to any tax-sharing agreement or similar arrangement with any other party, or any contractual obligation to pay any Tax obligations of, or with respect to any transaction relating to, any other person or to indemnify any other person with respect to any Tax.

                          (f)     Target's Returns have never been audited by a
government or taxing authority, nor is any such audit in process or pending, and Target has not been notified of any request for such an audit or other examination.

                          (g)     Each of Target and its subsidiaries has never
been a member of an affiliated group of corporations filing a consolidated federal income tax return.

                          (h)     Each of Target and its subsidiaries has made
available to Acquiror copies of all Returns filed for all periods since its inception.

                          (i)     Each of Target and its subsidiaries has not
filed any consent agreement under Section 341(f) of the Code or agreed to have
Section 341(f)(4) apply to any disposition of assets owned by Target or its subsidiaries.

                          (j)     Each of Target and its subsidiaries has not
been at any time a United States Real Property Holding Corporation within the meaning of Section 897(c)(2) of the Code.

                          (k)     Each of Target and its subsidiaries is not a
party to any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Target or its subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Target or Merger Sub as an expense under applicable law.

                 3.7      Employee Benefit Plans.

                          (a)     Section 3.7 of the Target Disclosure Schedule
lists, with respect to Target, each subsidiary of Target and any trade or business (whether or not incorporated) which is treated as a single employer with Target (an "ERISA Affiliate") within the meaning of Section 414(b),
(c),(m) or (o) of the Code, (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) each loan to a non-officer employee in excess of $10,000, loans to officers and directors in excess of $10,000, and any material stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, severance, cafeteria benefit (Code Section
125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all material bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other material fringe or employee benefit plans, programs or arrangements that apply to senior management of Target or any of its subsidiaries and that do not generally apply to all employees, and (v) any material employee or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Target or its subsidiaries of greater than $10,000 remain for the benefit of or relating to, any present or former employee, consultant or director of Target or any of its subsidiaries (together, the "Target Employee Plans").

                          (b)     Target has furnished to Acquiror a copy of
each of the Target Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each Target Employee Plan which is subject to ERISA reporting requirements, made available copies of the Form 5500 reports filed for the last three plan years. Any Target Employee Plan intended to be qualified under
Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to or has a period of time remaining under applicable Treasury Regulations or Internal Revenue Service pronouncements to apply to the

Internal Revenue Service for such a determination letter and to make any amendments necessary to obtain a favorable determination, or has been established under a standardized prototype plan for which an Internal Revenue Service opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. Target has also furnished Acquiror with the most recent Internal Revenue Service determination or opinion letter issued with respect to each such Target Employee Plan, and to the knowledge of Target, nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Target Employee Plan subject to Code Section 401(a).

                          (c)     (i) None of the Target Employee Plans
promises or provides material retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Target Employee Plan, which could reasonably be expected to have, in the aggregate, a Material Adverse Effect; (iii) each Target Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect, and Target and each subsidiary or ERISA Affiliate have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of and have no knowledge of any material default or violation by any other party to, any of the Target Employee Plans; (iv) neither Target nor any subsidiary or ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Target Employee Plans, except as would not have, in the aggregate, a Material Adverse Effect on Target; (v) all material contributions required to be made by Target or any subsidiary or ERISA Affiliate to any Target Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Target Employee Plan for the current plan years; (vi) with respect to each Target Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty
(30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred; and (vii) no Target Employee Plan is covered by, and neither Target nor any subsidiary or ERISA Affiliate has incurred or expects to incur any material liability under Title IV of ERISA or Section 412 of the Code.
With respect to each Target Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(l) of ERISA, Target has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Target Employee Plan, except as would not have, in the aggregate, a Material Adverse Effect on Target. No suit, administrative proceeding, action or other litigation (other than routine claims for benefits) has been brought, or to the knowledge of Target, its subsidiaries and the Principal Shareholders is threatened, against or with respect to any such Target Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither Target nor any Target subsidiary or other ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

                          (d)     With respect to each Target Employee Plan,
Target and each of its United States subsidiaries have complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the proposed regulations thereunder and (ii) the applicable requirements of the Family Leave Act of 1993 and the regulations thereunder, except to the extent that such failure to comply would not in the aggregate, have a Material Adverse Effect.

                          (e)     The consummation of the transactions
contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Target, any Target subsidiary or any other ERISA Affiliate to material severance benefits or any other material payment (including, without limitation, unemployment compensation, golden parachute or bonus), except as expressly provided in this Agreement or (ii) accelerate the time of payment or vesting of any such benefits, or increase the amount of compensation due any such employee or service provider.

                          (f)     There has been no amendment to, written
interpretation or announcement (whether or not written) by Target, any Target subsidiary or other ERISA Affiliate relating to, or change in participation or coverage under, any Target Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in Target's financial statements.

                 3.8 Employee Matters. Target and each of its subsidiaries is in compliance with all currently applicable laws and regulations respecting discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, except for such noncompliance as has not and would not reasonably be expected to have had a Material Adverse Effect on Target, and are not engaged in any unfair labor practice. There are no pending claims against Target or any of its subsidiaries under any workers' compensation plan or policy or for long term disability. Target and its subsidiaries taken together have no material obligations under COBRA with respect to any former employees or beneficiaries thereunder. There are no proceedings pending or, to the knowledge of Target, threatened, between Target or any of its subsidiaries and their employees, which proceedings have or could reasonably be expected to have a Material Adverse Effect on Target. Each of Target and its subsidiaries is not a party to any collective bargaining agreement or other labor union contract nor does Target know of any activities or proceedings of any labor union to organize its employees. There has been no claim against Target or any of its subsidiaries based on actual or alleged race, age, sex, disability or other harassment or discrimination. In addition, each of Target and its subsidiaries has provided all employees with all material relocation benefits, stock options, bonuses and incentives, and all other material compensation earned up through the date of this Agreement.

                 3.9 Insurance. Section 3.9 of the Target Disclosure Schedule contains a list of all policies of insurance maintained by Target and its subsidiaries. Target and each of its subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Target and its subsidiaries. The Company has not incurred any material loss, damage, expense or liability covered by any such insurance policy for which it has not properly filed a claim under the requisite policy. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target and its subsidiaries are otherwise in compliance with the terms of such policies and bonds. Target has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

                 3.10 Compliance With Laws. Each of Target and its subsidiaries has complied with, is not in violation of and has not received any notices of violation with respect to, any federal state, local or foreign statute, law or regulation which are applicable to Target, its subsidiaries, and their respective assets and businesses, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Target.

                 3.11 Brokers' and Finders' Fees. Target has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                 3.12 Capital Structure. The authorized capital stock of Target consists of 20,000,000 shares of Target Common Stock, of which there were issued and outstanding as of the close of business on the date hereof, 5,068,280 shares and 10,000,000 shares of Target Preferred Stock, of which there were issued and outstanding as of that same date 4,627,665 shares of Series A Preferred Stock and 2,843,602 shares of Series B Preferred Stock.
Each share of Preferred Stock is convertible into 1 share of Common Stock. All outstanding shares of Target Common Stock and Target Preferred Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of Target or any agreement to which Target is a party or by which it is bound. Target maintains the Target Stock Option Plan, pursuant to which there are outstanding as of the date hereof options to purchase 1,535,718 shares of Target's Common Stock and has reserved an additional 664,282 shares of the Target's Common Stock for issuance pursuant to options to be granted to employees, consultants and directors of Target. Target also has outstanding warrants to purchase up to 600,000 shares of Target Common Stock . Section
3.12 of the Target Disclosure Schedule sets forth a complete and accurate listing of all shares of Target Capital Stock and options to purchase Target Capital Stock outstanding as of the date hereof, showing the name and address of each holder and amount of each such security outstanding. True and correct copies of the Target Option Plan and all forms of option agreement issued by Target have been delivered to Acquiror's counsel. Except as set forth in
Section 3.12 of the Target Disclosure Schedule and for the rights created pursuant to this Agreement, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver, sell, repurchase or redeem or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Target Capital Stock or obligating Target to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no other contracts, commitments or agreements relating to voting, purchase or sale of Target's capital stock (i) between or among Target and any of its shareholders and (ii) to Target's, its subsidiaries and the Principal Shareholders' knowledge, between or among any of Target's shareholders, except for the shareholders delivering the Shareholder Agreements (as defined below). There are no former shareholders of Target. Target has not repurchased any shares of its capital stock. All shares of outstanding Target Common Stock and Target Preferred Stock were issued in compliance with all applicable federal and state securities laws.

                 3.13 Financial Statements. Target has delivered to Acquiror its audited financial statements for each of the fiscal years ended December 31, 1996 and December 31, 1997 (collectively, the "Financial Statements"). The Financial Statements are complete and correct in all material respects, are consistent with the books and records of Target, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements fairly present the consolidated financial condition and operating results of Target, on a consolidated basis, as of the dates, and for the periods, indicated therein. Target maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

                 3.14 Absence of Certain Changes. Since December 31, 1997, (the "Target Balance Sheet Date"), each of Target and its subsidiaries has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect to Target; (ii) any acquisition, sale or transfer of any material asset of Target or any of its subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Target or any revaluation by Target of any of its or any of its subsidiaries' assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Target or any direct or indirect redemption, purchase or other acquisition by Target of any of its shares of capital stock; (v) any material contract entered into by Target or any of its subsidiaries, other than in the ordinary course of business and as provided to Acquiror, or any material amendment or termination of, or default under, any material contract to which Target or any of its subsidiaries is a party or by which it is bound; (vi) any amendment or change to the Articles of Incorporation or Bylaws of Target; (vii) any increase in or modification of the compensation or benefits payable or to become payable by Target or any of its subsidiaries to any of their directors or officers; (viii) any increase in or modification of the compensation or benefits payable or to become payable by Target or any of its subsidiaries to any of their non-officer employees, other than in the ordinary course of business and consistent with past practice; (ix) any negotiation or agreement by Target or any of its subsidiaries to do any of the things described in the preceding clauses (i) through (viii) (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement). At the Effective Time, there will be no accrued but unpaid dividends on shares of Target's capital stock.

                 3.15 Absence of Undisclosed Liabilities. Target and its subsidiaries taken together have no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet for the period ended December 31, 1997 (the "Target Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Target Balance Sheet under generally accepted accounting principles, (iii) those incurred in the ordinary course of business since the Target Balance Sheet Date and consistent with past practice; and (iv) those incurred in connection with the execution of this Agreement.

                 3.16 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Target, threatened against Target or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Target. There is no judgment, decree or order against Target or any of its subsidiaries, or, to the knowledge of Target, any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that would reasonably be expected to have a Material Adverse Effect on Target. All litigation to which Target or its subsidiaries is a party (or, to the knowledge of Target threatened to become a party) is disclosed in the Target Disclosure Schedule.

                 3.17 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Target or any of its subsidiaries which has or would reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of Target or any of its subsidiaries, any acquisition of property by Target or any of its subsidiaries or the conduct of business by Target or any of its subsidiaries as currently conducted.

                 3.18     Intellectual Property.

                          (a)     Target and its subsidiaries own and have good
and marketable title to, or are licensed or otherwise possess legally enforceable rights to use, all patents, patent applications, trademarks, trade names, service marks, copyrights (whether registered or unregistered), and any applications therefor, maskworks, maskwork applications, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), client lists and tangible or intangible proprietary information or material ("Intellectual Property") that are used by Target to be used in the business of Target and its subsidiaries as currently conducted except to the extent that the failure to have such rights has not had and would not reasonably be expected to have a Material Adverse Effect on Target. Target is the exclusive owner of all Intellectual Property, except (i) as disclosed in
Section 3.18 of the Target Disclosure Schedule, (ii) normal shrink-wrap licenses for off-the-shelf software products issued to Target and its subsidiaries in the ordinary course of business, and (iii) standard licenses covering products sold by Target and granted by Target to its customers in the ordinary course of business. Each of Target and its subsidiaries has not licensed any of the Intellectual Property on an exclusive basis.

                          (b)     Section 3.18 of the Target Disclosure
Schedule lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks, included in the Intellectual

Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which Target or any of its subsidiaries is a party and pursuant to which any person other than Target is authorized to use any Intellectual Property, and (iii) all licenses, sublicenses and other agreements as to which Target or any of its subsidiaries is a party and pursuant to which Target or any of its subsidiaries is authorized to use any third party patents, trademarks or copyrights, know how or other Intellectual Property, including software ("Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of any Target product.

                          (c)     There is no unauthorized use, disclosure,
infringement or misappropriation of any Intellectual Property rights of Target or any of its subsidiaries, any trade secret material to Target or any of its subsidiaries, or any Intellectual Property right of any third party to the extent licensed by or through Target or any of its subsidiaries, by any third party, including any employee or former employee of Target or any of its subsidiaries. Neither Target nor any of its subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in sales agreements arising in the ordinary course of business. Other than pursuant to licenses, sublicenses and other agreements listed in Section 3.18 of the Target Disclosure Schedule, there are no royalties, fees or other payments payable by Target to any person by reason of the ownership, use, sale or disposition of Intellectual Property.

                          (d)     Neither Target nor any of its subsidiaries is
or will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights, the breach of which would have a Material Adverse Effect on Target.

                          (e)     All patents, registered trademarks, service
marks and copyrights held by Target or its subsidiaries are valid and subsisting. Each of Target and its subsidiaries is not infringing, misappropriating or making unlawful use of, and neither Target nor any of its subsidiaries has received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use by Target or any of its subsidiaries of any proprietary asset owned or used by any third party, other than proprietary assets that are the subject of pending third party patent applications of which application neither Target nor any of its subsidiaries have knowledge. Each of Target and its subsidiaries (i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; and (ii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

                          (f)     All current and former officers, employees
and consultants of Target and its subsidiaries have executed and delivered to Target an agreement (containing no exceptions or exclusions from the scope of its coverage, other than (i) the exception mandated by Section 2870 of the California Labor Code and (ii) an exception for inventions by the current and former officers, employees and consultants of Target prior to their employment or engagement by Target (collectively, the "Inventions Agreement Exceptions")) regarding the protection of proprietary information and the assignment to Target of any Intellectual Property arising from services performed for Target by such persons, the form of which has been supplied to Acquiror, and all current and former consultants and independent contractors to Target and its subsidiaries involved in the development, modification, marketing and servicing of Target's technology and/or software have executed and delivered to Target an agreement (containing no exceptions or exclusions from the scope of its coverage other than the Inventions Agreement Exceptions) in the form of which has been delivered to Acquiror. To the knowledge of Target, no employee or independent contractor of Target or any of its subsidiaries is in violation of any term of any patent disclosure agreement or employment contract or any other contract or agreement relating to the relationship of any such employee or independent contractor with Target's Intellectual Property.

                          (g)     Each of Target and its subsidiaries has taken
all commercially reasonable and customary measures and precautions necessary to protect and maintain the confidentiality of all Intellectual Property (except such Intellectual Property whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the full value of all proprietary assets. All use, disclosure or appropriation of Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential Information") owned by Target or its subsidiaries and licensed by Target or its subsidiaries to a third party has been pursuant to the terms of a written agreement between Target and such third party. All use, disclosure or appropriation of Confidential Information not owned by Target or its subsidiaries has been pursuant to the terms of a written agreement between Target and the owner of such Confidential Information, or is otherwise lawful.

                          (h)     To the knowledge of Target, no product
liability claims have been communicated in writing to or threatened against Target.

                          (i)     A complete list of Target's proprietary
software ("Target Software"), together with a brief description, is set forth in Section 3.18 of the Target Disclosure Schedule. Except as set forth in
Section 3.18 of the Target Disclosure Schedule, The Target Software conforms in all material respects with any specification, documentation, performance standard, representation or statement provided with respect thereto by or on behalf of Target.

                 3.19 Interested Party Transactions. Neither Target nor any of its subsidiaries is indebted to any director, officer, employee or agent of Target or any of its subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Target or any of its subsidiaries. There have been no transactions during the two year period ending December 31, 1997 which would require disclosure under Item 404 of Regulation S-K under the Securities Act.

                 3.20 Minute Books. The minute books of Target and its subsidiaries made available to Acquiror contain a complete and accurate summary of all meetings of directors and shareholders or actions by written consent since the time of incorporation of Target and the respective subsidiaries through the date of this Agreement, and accurately reflect all transactions referred to in such minutes and other similar records.

                 3.21 Complete Copies of Materials. Target has delivered or made available true and complete copies of each document which has been requested by Acquiror or its counsel in connection with their legal and accounting review of Target and its subsidiaries.

                 3.22 Material Contracts. All the material contracts and agreements to which Target or any of its subsidiaries is a party are listed in
Section 3.22 of the Target Disclosure Schedule. With respect to each contract and agreement so listed: (i) the contract or agreement is legal, valid, binding and enforceable and in full force and effect with respect to Target or its subsidiary, and to the knowledge of Target is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, in either case subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; (ii) the contract or agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; (iii) neither Target nor, to the knowledge of Target, any other party, is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach of default by Target or, to Target's knowledge, by any such other party, or permit termination, modification or acceleration, under the contract or agreement; and
(iv) to Target's knowledge, no party to any such contract or agreement has expressed its intention to cancel, withdraw, modify or amend any such contract or agreement. Each of Target and its subsidiaries is not a party to any material oral contract, agreement or other arrangement.

                 3.23 Inventory. The inventories shown on the Financial Statements or thereafter acquired by Target, were acquired and maintained in the ordinary course of business, are of good and merchantable quality, and consist of items of a quantity and quality usable or salable in the ordinary course of business.

                 3.24 Accounts Receivable. Subject to any reserves set forth in the Financial Statements, the accounts receivable shown on the Financial Statements are, and any accounts receivable arising after the Target Balance Sheet Date and prior to the Effective Time will be, valid and genuine, have arisen solely out of bona fide sales and deliveries of goods, performance of services, and other business transactions in the ordinary course of business consistent with past practices in each case with persons other than affiliates, are not subject to any prior assignment, lien or security interest and are not subject to valid defenses, set-offs or counter claims other than in the ordinary course of business and Target has no knowledge of any specific facts that would be likely to give rise to any such claim. No material amount of any such accounts is contingent upon the performance by Target or its subsidiaries of any obligation, and no agreement for deduction or discount has been made with respect to any such accounts receivable. The accounts receivable will be collected in the ordinary course of business consistent with past practice and subject to the reserve for doubtful accounts on the Financial Statements.

                 3.25 Customers. As of the date hereof, no customer which individually accounted for more than 5% of Target's gross revenues during the 12 month period preceding the date hereof has canceled or otherwise terminated, or made any written threat to Target or any of its subsidiaries to cancel or otherwise terminate its relationship with Target or any of its subsidiaries or has at any time on or after December 31, 1997, decreased materially its usage of the services or products of Target or any of its subsidiaries in the case of such customer, and to the knowledge of Target, no such customer has indicated either orally or in writing that it will cancel or otherwise terminate its relationship with Target or any of its subsidiaries or decrease materially its usage of the services or products of Target and its subsidiaries taken together. Target has not engaged in any fraudulent conduct with respect to, any customer of Target.

                 3.26 Employees and Consultants. Section 3.26 of the Target Disclosure Schedule contains a list of the names of all employees and consultants of Target and its subsidiaries, their respective salaries or wages, other compensation and dates of employment and positions.

                 3.27 Bank Accounts. Section 3.27 of the Target Disclosure Schedule sets forth the names and locations of all banks and other financial institutions at which Target and its subsidiaries, maintain accounts of any nature, the type of accounts maintained at each such institution and the names of all persons authorized to draw thereon or make withdrawals therefrom.

                 3.28 Indemnification Claims. Section 3.28 of the Target Disclosure Schedule sets forth a list of all persons who are parties to director, officer and/or employee indemnification agreements with Target or its subsidiaries (the "Indemnification Agreements"). Except as set forth in
Section 3.28 of the Target Disclosure Schedule, there are no outstanding claims under any of the Indemnification Agreements or under any indemnification rights granted pursuant to the Articles of Incorporation or Bylaws of Target or its subsidiaries (as currently in effect); and to the best of Target's knowledge, there are no facts or circumstances that either now, or with the passage of time, would reasonably be expected to provide a basis for a claim under any such Indemnification Agreement or under any indemnification rights granted pursuant to the Articles of Incorporation or Bylaws of Target or its subsidiaries.

                 3.29     Power of Attorney.  Except as set forth in Section
3.29 of the Target Disclosure Schedule, neither Target nor its subsidiaries, has granted to any person a power of attorney or similar authorization that is currently in effect of authority.

                 3.30 Representations Complete. None of the representations or warranties made by Target herein or in any Schedule or Exhibit hereto, including the Target Disclosure Schedule, or certificate furnished by Target pursuant to this Agreement or any written statement furnished to Acquiror pursuant hereto or in connection with the transactions contemplated hereby, when all such documents are read together in their entirety, contain, or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading; provided, however, that for purposes of this representation, any document attached hereto and the terms of any document specifically referenced in the Target Disclosure Schedule, that provides information inconsistent with or in addition to any other written statement previously furnished to Acquiror shall be deemed to supersede such prior written statement furnished to Acquiror with respect to such inconsistent or additional information.

         4. Representations and Warrantees of Acquiror and Merger Sub. Except as disclosed in a document of even date herewith and delivered by Acquiror to Target prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Acquiror Disclosure Schedule"), Acquiror and Merger Sub represent and warrant to Target as follows:

                 4.1 Organization, Standing and Power. Each of Acquiror and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Acquiror and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Acquiror.
Acquiror has delivered a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of Acquiror and Merger Sub, each as amended to date, to Target. Neither Acquiror nor Merger Sub is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents.

                 4.2 Capital Structure. The authorized capital stock of Acquiror consists of 25,000,000 shares of Common Stock, $.001 par value, and 5,000,000 shares of Preferred Stock, $.001 par value, of which there were issued and outstanding as of the close of business on March 31, 1998, 11,788,451 shares of Common Stock and 22,300 shares Preferred Stock. There are no other outstanding shares of capital stock or voting securities of Acquiror other than shares of Acquiror Common Stock issued after March 31, 1998 upon the exercise of options issued under the Acquiror Stock Option Plan (the "Acquiror Stock Option Plan"), or the Acquiror Outside Directors Stock Option Plan (the "Acquiror Directors' Option Plan), or shares of Acquiror Common Stock issued under the Acquiror Employee Stock Purchase Plan (the "Acquiror Employee Stock Purchase Plan"). The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock all of which are issued and outstanding and are held by Acquiror. All outstanding shares of Acquiror and Merger Sub have been duly authorized, validly issued, fully paid and are nonassessable. As of the close of business on March 31, 1998, Acquiror has reserved 3,500,000 shares of Acquiror Common Stock for issuance to employees, directors and independent contractors pursuant to the Acquiror Stock Option Plan, of which 1,655,908 shares are subject to outstanding, unexercised options, 100,000 shares of Acquiror Common Stock for issuance to directors pursuant to the Acquiror Directors' Option Plan, of which 42,158 shares are subject to outstanding, unexercised options, and 500,000 shares of Acquiror Common Stock for issuance pursuant to the Acquiror Purchase Plan, of which 441,100 shares are available for issuance. The Acquiror has reserved 15,000 shares of Series D Convertible Preferred Stock pursuant to a Securities Purchase Agreement, dated February 5, 1998, among the Acquiror and each of the buying parties thereto for the issuance of such shares upon the satisfaction of certain conditions and he receipt of consideration therefor (the "Series D Commitment"). The Acquiror has reserved 708,382 shares of Common Stock in connection with the granting of certain investment options (the "Investment Options") on February 5, 1998. Carnegie Mellon University holds warrants to purchase 50,000 shares of Acquiror Common Stock (the "CMU Warrants"). Other than this Agreement, the Acquiror Stock Option Plan, the Acquiror Directors' Option Plan and the Acquiror Purchase Plan, the Series D Commitment, the Investment Options and the CMU Warrants, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Acquiror or Merger Sub is a party or by which either of them is bound obligating Acquiror or Merger Sub to issue, deliver, sell, repurchase or redeem or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Acquiror or Merger Sub or obligating Acquiror or Merger Sub to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. The shares of Acquiror Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and nonassessable. There are no other contracts, commitments or agreements relating to voting, purchase or sale of Acquiror's capital stock (i) between or among Acquiror and any of its stockholders and (ii) to Acquiror's knowledge, between or among any of Acquiror's stockholders.

                 4.3 Authority. Acquiror and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement have been and the consummation of the transactions contemplated hereby have been, or will have been by the Closing, duly authorized by all necessary corporate action on the part of Acquiror and Merger Sub. No vote of the stockholders of Acquiror is required in order to consummate the transactions contemplated by this Agreement. The Boards of Directors of Acquiror and Merger Sub have (i) unanimously approved this Agreement and the Merger and (ii) determined that in their respective opinions the Merger is in the best interests of the stockholders of Acquiror and Merger Sub, respectively, and is on terms that are fair to such respective stockholders. This Agreement has been duly executed and delivered by Acquiror and Merger Sub and constitutes the valid and binding obligations of Acquiror and Merger Sub. The execution and delivery of this Agreement do not and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of a material benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Acquiror or any of its subsidiaries, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or any of its subsidiaries or their properties or assets. No consent approval, order or authorization of or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Acquiror or any of its subsidiaries in connection with the execution and delivery of this Agreement by Acquiror and Merger Sub or the consummation by Acquiror and Merger Sub of the transactions contemplated hereby, except for
(i) the filing of the Certificate of Merger, together with the State of California Franchise Tax Board Tax Clearance Certificate, as provided in
Section 1.2, (ii) such filings as
may be required under federal and state securities laws, (iii) the filing of a Form 8-K with the Securities and Exchange Commission ("SEC") and National Association of Securities Dealers ("NASD") within 15 days after the Closing Date, (iv) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, (v) such filings as may be required under applicable antitrust laws, (vi) the filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon conversion of the Target Common Stock in the Merger and upon exercise of options under the Target Stock Option Plan assumed by Acquiror, and (vii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Acquiror and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

                 4.4 SEC Documents: Financial Statements. Acquiror has furnished to Target a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filing filed with the SEC by Acquiror since December 31, 1995, and, prior to the Effective Time, Acquiror will have furnished Target with true and complete copies of any additional documents filed with the SEC by Acquiror prior to the Effective Time (collectively, the "Acquiror SEC Documents"). In addition, Acquiror has made available to Target all exhibits to the Acquiror SEC Documents filed prior to the date hereof and will promptly make available to Target all exhibits to any additional Acquiror SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Target SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect except those which have expired in accordance with their terms, and neither Acquiror nor any of its subsidiaries is in default thereunder. As of their respective filing dates, the Acquiror SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act and none of the Acquiror SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Acquiror SEC Document prior to the date hereof. The financial statements of Acquiror, including the notes thereto, included in the Acquiror SEC Documents (the "Acquiror Financial Statements"), complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Qs, as permitted by Form 10-Q of the SEC). The Acquiror Financial Statements fairly present the consolidated financial condition and operating results of Acquiror and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring yearend adjustments). There has been no change in Acquiror accounting policies except as described in the notes to the Acquiror Financial Statements.

                 4.5 Absence of Certain Changes. Since December 31, 1997 (the "Acquiror Balance Sheet Date"), Acquiror has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect to Acquiror; (ii) any acquisition, sale or transfer of any material asset of Acquiror or any of its subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Acquiror or any revaluation by Acquiror of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Acquiror, or any direct or indirect redemption, purchase or other acquisition by Acquiror of any of its shares of capital stock; (v) any amendment or change to Acquiror's Certificate of Incorporation or Bylaws; or (vi) any negotiation or agreement by Acquiror or any of its subsidiaries to do any of the things described in the preceding clauses (i) through (v) (other than negotiations with Target and its representatives regarding the transactions contemplated by this Agreement).

                 4.6 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Acquiror, threatened against Acquiror or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Acquiror. There is no judgment, decree or order against Acquiror or any of its subsidiaries or, to the knowledge of Acquiror, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Acquiror.

                 4.7 Broker's and Finders' Fees. Acquiror has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                 4.8 Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

         5.      Conduct Prior To The Effective Time.

                 5.1 Conduct of Business of Target and Acquiror. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of Target and Acquiror agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other), to carry on its and its subsidiaries' business in the usual regular and ordinary course in substantially the same manner as heretofore conducted; to pay and to cause its subsidiaries to pay debts and Taxes when due subject (i) to good faith disputes over such debts or Taxes and (ii) in the case of Taxes of Target or any of its subsidiaries, to Acquiror's consent to the filing of material Tax Returns if applicable; to pay or perform other obligations when due, and to use all reasonable efforts to preserve intact its present business organizations, keep available the services of its and its subsidiaries' present officers and key employees and preserve its and its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its subsidiaries, to the end that its and its subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time.
Each of Target and Acquiror agrees to promptly notify the other of (i) any event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event which could reasonably be expected to have a Material Adverse Effect and (ii) any material change in its capitalization as set forth in Sections 3.12 and 4.2, respectively. Without limiting the foregoing, except as expressly contemplated by this Agreement or the Target Disclosure Schedule or the Acquiror Disclosure Schedule, neither Target nor Acquiror, respectively, shall do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of the other:

                          (a)     Charter Documents.  Cause or permit any
amendments to its Articles or Certificate of Incorporation or Bylaws;

                          (b)     Dividends; Changes in Capital Stock.  Declare
or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries; or

                          (c)     Other.  Take, or agree in writing or
otherwise to take, any of the actions described in Sections 5.1((a)) and ((b)) above, or any action which would cause a material breach of its representations or warranties contained in this Agreement or prevent it from materially performing or cause it not to materially perform its covenants hereunder.

                 5.2 Conduct of Business of Target. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement or the Target Disclosure Schedule, Target shall not do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of Acquiror:

                          (a)     Material Contracts.  Enter into any material
contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its material contracts, other than in the ordinary course of business consistent with past practice;

                          (b)     Issuance of Securities.  Issue, deliver or
sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities other than the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement;

                          (c)     Intellectual Property.  Transfer to any
person or entity any rights to its Intellectual Property other than in the ordinary course of business consistent with past practice;

                          (d)     Exclusive Rights.  Enter into or amend any
agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology;

                          (e)     Dispositions.  Sell, lease, license or
otherwise dispose of or encumber any of its properties or assets which are material individually or in the aggregate, to its and its parent's/subsidiaries' business, taken as a whole, except in the ordinary course of business consistent with past practice;

                          (f)     Indebtedness.  Incur any indebtedness for
borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others other than pursuant to the bank line of credit currently being negotiated;

                          (g)     Agreements.  Enter into, terminate or amend,
in a manner which will adversely affect the business of Target (i) any agreement involving an obligation to pay $25,000 or more, (ii) any agreement relating to the license, transfer or other disposition or acquisition of intellectual property rights or rights to market or sell Target products, other than in the ordinary course of business or (iii) any other agreement which is material to the business or prospects of Target or is otherwise not in the ordinary course of business of Target;

                          (h)     Payment of Obligations.  Pay, discharge or
satisfy in an amount in excess of $25,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Target Financial Statements;

                          (i)     Capital Expenditures.  Make any capital
expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice;

                          (j)     Insurance.  Materially reduce the amount of
any material insurance coverage provided by existing insurance policies;

                          (k)     Termination or Waiver.  Terminate or waive
any right of substantial value, other than in the ordinary course of business;

                          (l)     Employee Benefit Plans; New Hires; Pay
Increases. Adopt or amend any employee benefit or stock purchase or option plan, change its personnel policies, hire any new officer level employee, pay any special bonus or special remuneration (except payments made pursuant to (i) written agreements outstanding on the date hereof or (ii) pursuant to Target's 1997 executive bonus plan, as disclosed in writing to Acquiror prior to the date hereof, such payments not to exceed the amounts accrued therefor on the Financial Statements), or increase the salaries or wage rates of its employees except in the ordinary course of business in accordance with its standard past practice;

                          (m)     Severance Arrangements.  Grant any severance
or termination pay (i) to any director or officer or (ii) to any other employee except (A) payments made pursuant to written agreements outstanding on the date hereof or (B) grants which are made in the ordinary course of business in accordance with its standard past practice;

                          (n)     Lawsuits.  Commence a lawsuit other than (i)
for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Acquiror prior to the filing of such a suit, or (iii) for a breach of this Agreement or any agreement attached hereto as an Exhibit;

                          (o)     Acquisitions.  Acquire or agree to acquire by
merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets which are material individually or in the aggregate, to its and its parent's/subsidiaries' business, taken as a whole;

                          (p)     Taxes.  Other than in the ordinary course of
business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any material claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any material claim or assessment in respect of Taxes;

                          (q)     Revaluation.  Revalue any of its assets,
including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

                          (r)     Stock Option Plans, Etc.  Accelerate, amend
or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

                          (s)     Other.  Take or agree in writing or otherwise
to take, any of the actions described in Sections 5.2((a)) through ((r)) above.

                 5.3      No Solicitation.

                          (a)     From and after the date of this Agreement
until the earlier to occur of the (i) the date on which Acquiror terminates this agreement for a reason other than those set forth in Section 7.1(d) hereof or (ii) June 1, 1998, Target shall not, directly or indirectly through any officer, director, employee, representative or agent of Target or otherwise,
(i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, share exchange, business combination, sale of all or substantially all assets, sale of shares of capital stock or similar transactions involving Target other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage or participate in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to, enter into, accept, approve or recommend any Acquisition Proposal.

                          (b)     Target shall notify Acquiror immediately (and
no later than 24 hours) after receipt by Target (or its advisors) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of Target by any person or entity that informs Target that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

         6.      Additional Agreements.

                 6.1      Preparation of Solicitation Statement.

                          (a)     As soon as practicable after the execution of
this Agreement, Target shall prepare, with the cooperation of Acquiror, a solicitation statement for the solicitation of approval of the shareholders of Target describing this Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby. As soon as practicable following the completion of the solicitation statement, Target shall deliver a copy of such solicitation statement to each shareholder of Target. The information supplied by Target for inclusion in the solicitation statement to be sent to the shareholders of Target shall not, on the date the solicitation statement is first mailed to Target's shareholders or at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication which has become false or misleading. Notwithstanding the foregoing, Target makes no representation, warranty or covenant with respect to any information supplied by Acquiror or Merger Sub or changed at the request of Acquiror or Merger Sub over the reasonable objection of Target. The information supplied by Acquiror and Merger Sub for inclusion in the solicitation statement shall not, on the date the solicitation statement is first mailed to Target's shareholders, nor at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which it is made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication which has become false or misleading. Notwithstanding the foregoing, Acquiror and Merger Sub make no representation, warranty or covenant with respect to any information supplied by Target which is contained in any of the foregoing documents.

                          (b)     The solicitation statement shall constitute a
disclosure document for the offer and issuance of shares of Acquiror Common Stock to be received by the holders of Target Capital Stock in the Merger. Acquiror and Target shall each use reasonable best efforts to cause the solicitation statement to comply with applicable federal and state securities laws requirements. Each of Acquiror and Target agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the solicitation statement or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the solicitation statement. Target will promptly advise Acquiror, and Acquiror will promptly advise Target, in writing if at any time prior to the Effective Time either Target or Acquiror shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the solicitation statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The solicitation statement shall contain the recommendation of the Board of Directors of Target that the Target shareholders approve the Merger and this Agreement and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the shareholders of Target. Anything to the contrary contained herein notwithstanding, Target shall not include in the solicitation statement any information with respect to Acquiror or its affiliates or associates, the form and content of which information shall not have been approved by Acquiror prior to such inclusion; provided, however, that the failure of Target to include materials objected to by Acquiror shall not constitute a default under this Section 6.1.

                 6.2 Approval of Shareholders. Target shall promptly after the date hereof take all action necessary in accordance with California Law and its Articles of Incorporation and Bylaws to obtain the written consent of the Target Shareholders approving the Merger as soon as practicable. Subject to Section 6.1, Target shall use its best efforts to solicit from shareholders of Target written consents in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of shareholders required to effect the Merger.

                 6.3 Restricted Securities. Subject to Section 6.18, the parties hereto acknowledge and agree that the shares of Acquiror Common Stock issuable to the Target shareholders pursuant to Section 1.6 hereof, shall constitute "restricted securities" within the Securities Act. The certificates of Acquiror Common Stock shall bear the legends set forth in Section 1.6((k)). It is acknowledged and understood that Acquiror is relying on certain written representations made by each shareholder of Target. Target will use its reasonable best efforts to cause each Target shareholder to execute and deliver to Acquiror the Shareholders' Agreement.

                 6.4      Access to Information.

                          (a)     Target shall afford Acquiror and its
accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Target's and its subsidiaries' properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Target and its subsidiaries as Acquiror may reasonably request. Target agrees to provide to Acquiror and its accountants, counsel and other representatives copies of internal financial statements promptly upon request. Acquiror shall afford Target and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Acquiror's and its subsidiaries' properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Acquiror and its subsidiaries as Target may reasonably request. Acquiror agrees to provide to Target and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

                          (b)     Subject to compliance with applicable law,
from the date hereof until the Effective Time, each of Acquiror and Target shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

                          (c)     No information or knowledge obtained in any
investigation pursuant to this Section 6.4 shall affect or be deemed to modify any representation or warranty contained herein.

                 6.5 Confidentiality; Non-Solicitation. The parties acknowledge that Acquiror and Target have previously executed a Confidentiality and Non-Disclosure Agreement dated February 27, 1998 (the "Confidentiality Agreement") and a Non-Solicitation Agreement, dated March 30, 1998 (the "Non-Solicitation Agreement"), which agreements are hereby incorporated herein by reference and shall continue in full force and effect in accordance with their respective terms.

                 6.6 Public Disclosure. Unless otherwise permitted by this Agreement, Acquiror and Target shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with the NASD.

                 6.7      Consents; Cooperation.

                          (a)     Each of Acquiror and Target shall promptly
apply for or otherwise seek, and use reasonable best efforts to obtain, all consents and approvals required to be obtained by it from Governmental Authorities for the consummation of the Merger, including those required under applicable Antitrust Laws (as defined below), and shall use reasonable best efforts to obtain all necessary consents, waivers and approvals pursuant to an agreement listed in Section 3.4, 3.7, 3.9, 3.18 and Section 3.22 of the Target Disclosure Schedule in connection with the Merger for the assignment thereof or otherwise. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any federal or state antitrust or fair trade law.

                          (b)     Each of Acquiror and Target shall use all
reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the HSR, the Sherman Act as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Acquiror and Target shall cooperate and use all reasonable best efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order"), that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any such other transactions, unless by mutual agreement Acquiror and Target decide that litigation is not in their respective best interests. Each of Acquiror and Target shall use all reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

                          (c)     Notwithstanding anything to the contrary in
Section 6.7(a) or (b), neither Acquiror nor any of it subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on Acquiror or on Acquiror combined with the Surviving Corporation after the Effective Time.

                 6.8 Employee Benefit Plans. At the Effective Time, the Target Stock Option Plan and each outstanding option to purchase shares of Target Common Stock under the Target Stock Option Plan, whether vested or unvested, will be assumed by Acquiror. Section 3.12 of the Target Disclosure Schedule sets forth a true and complete list as of the date hereof of all holders of outstanding options under the Target Stock Option Plan including the number of shares of Target capital stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. On the Closing Date, Target shall deliver to Acquiror an updated version of Section 3.12 of the Target Disclosure Schedule current as of such date. Each such option so assumed by Acquiror under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Target Stock Option Plan immediately prior to the Effective Time, except that (i) such option will be exercisable for that number of whole shares of Acquiror Common Stock equal to the product of the number of shares of Target Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by .2464 (the "Option Conversion Ratio") and rounded down to the nearest whole number of shares of Acquiror Common Stock, and (ii) the per share exercise price for the shares of Acquiror Common Stock issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per share of Target Common Stock at which such option was exercisable immediately prior to the Effective Time by the Option Conversion Ratio, rounded up to the nearest whole cent; provided, however, that if the Closing Market Price is less than $10.00 and greater than or equal to $9.00 a proportionate adjustment shall be made to the Option Conversion Ratio; provided, further, that if the Closing Market Price is less than $9.00 and this Agreement is not terminated pursuant to Section 7.1(e) hereof, then the adjustment to the Option Conversion Ratio shall be based on a Closing Market Price of $9.00; and provided, further that if the Closing Market Price is less than $9.00 and Acquiror and Target have agreed to a Cash Adjustment which is greater than that contemplated by Section 1.6(c) hereof, a parallel adjustment shall be made to the Option Conversion Ratio, but in such circumstances nothing herein contained shall obligate any party hereto to negotiate for or agree to such an adjustment to the Cash Adjustment. Consistent with the terms of the Target Stock Option Plan and the documents governing the outstanding options under such Plans, the Merger will not terminate any of the outstanding options under the Target Stock Option Plan (other than outstanding options that have been granted to nonemployee members of Target's Board of Directors) or accelerate the exercisability or vesting of such options or the shares of Acquiror Common Stock which will be subject to those options upon the Acquiror's assumption of the options in the Merger. It is the intention of the parties that the options so assumed by Acquiror following the Effective Time qualify as incentive stock options as defined in
Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time. Within 10 business days after the Effective Time, Acquiror will issue to each person who, immediately prior to the Effective Time was a holder of an outstanding option under the Target Stock Option Plan a document in form and substance satisfactory to Target evidencing the foregoing assumption of such option by Acquiror.

                 6.9 Form S-8. Acquiror agrees to file, no later than 10 days after the Closing, a registration statement on Form S-8 covering the shares of Acquiror Common Stock issuable pursuant to outstanding options under the Target Stock Option Plan assumed by Acquiror. Target shall cooperate with and assist Acquiror in the preparation of such registration statement. Target optionees shall have no right to exercise options for Acquiror Common Stock assumed pursuant to Section 6.8 until the effective date of such registration statement on Form S-8.

                 6.10 Shareholders' Agreement. Target shall use its reasonable best efforts, on behalf of and pursuant to the request of Acquiror, to cause each Target shareholder to execute and deliver to Acquiror a Shareholder Agreement.

                 6.11 Legal Requirements. Each of Acquiror, Merger Sub and Target will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

                 6.12 Blue Sky Laws. Acquiror shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Acquiror Common Stock in connection with the Merger. Target shall use its best efforts to assist Acquiror as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Acquiror Common Stock in connection with the Merger.

                 6.13 Nonaccredited Stockholders. Prior to the Closing, Target shall not take any action that would cause the number of Target stockholders who are not "accredited investors" pursuant to Regulation D promulgated under the Securities Act of 1933, as amended, to increase; provided, however, that the issuance shares of Target Common Stock pursuant to the exercise of vested options by holders or options under Target Option Plan shall not constitute a default under this Section 6.13.

                 6.14 Listing of Additional Shares. Prior to the Effective Time, Acquiror shall file with the Nasdaq National Market a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon conversion of the Target Common Stock in the Merger.

                 6.15 Employees. Set forth on Schedule 6.15 is a list of employees of Target to whom Merger Sub will make an offer to enter into employment pursuant to the Employment Agreements and with salaries equal to these set forth opposite each employee's name on Schedule 6.15 and the Non-Competition Agreements.

                 6.16 Reorganization. Acquiror and Target shall each use its best efforts to cause the business combination to be effected by the Merger to be qualified as a "reorganization" described in Section 368(a) of the Code.

                 6.17 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

                 6.18     Registration of Shares Issued in the Merger.

                          (a)     Acquiror shall use its reasonable best
efforts to cause the Registrable Securities to be registered under the Securities Act so as to permit the resale thereof, and in connection therewith shall use its reasonable best efforts to prepare and file the Registration Statement with the SEC as soon as practicable after the date hereof, but no later than immediately prior to the Effective Time, and shall use its reasonable best efforts to cause the Registration Statement to become effective as soon as possible after the Effective Time; provided, however, that each holder of Registrable Securities ("Holder") shall provide all such information and materials to Acquiror and take all such action as may be required in order to permit Acquiror to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such Registration Statement. Such provision of information and materials is a condition precedent to the obligations of Acquiror pursuant to this Section 6.18. Acquiror shall not be required to effect more than 1 registration under this Section 6.18. The offering made pursuant to such registration shall not be underwritten.

                          (b)     Acquiror shall (i) prepare and file with the
SEC the Registration Statement in accordance with Section 6.18(a) hereof with respect to the shares of Registrable Securities and shall use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable after filing and to keep the Registration Statement effective until 1 year after the Effective Time (subject to Sections 6.18(c)); and (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in the Registration Statement until the termination of effectiveness of the Registration Statement, (iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the shares of the Registrable Securities to be offered and sold, but only while Acquiror shall be required under the provisions hereof to cause the Registration Statement to remain current.

                          (c)     Notwithstanding any other provision of this
Section 6.18, Acquiror shall have the right at any time to require that all Holders suspend further open market offers and sales of Registrable Securities whenever, and for so long as, in the reasonable judgment of Acquiror in good faith after consultation with counsel, there is in existence material undisclosed information or events with respect to Acquiror (the "Suspension Right"). In the event Acquiror exercises the Suspension Right, such suspension will continue for the period of time reasonably necessary for disclosure to occur at a time that is not materially detrimental to Acquiror or until such time as the information or event is no longer material, each as determined in good faith by Acquiror after consultation with counsel. Acquiror will promptly give the Purchaser Representative notice, in a writing signed by an executive officer of Acquiror of any such suspension (the "Suspension Notice"). Acquiror agrees to notify the Purchaser Representative promptly upon termination of the suspension (the "Resumption Notice"). Upon receipt of either a Suspension Notice or Resumption Notice, the Purchaser Representative shall immediately notify each Holder concerning the status of the Registration Statement. Notwithstanding the foregoing, under no circumstances shall the Company be entitled to suspend trading of shares covered by the Registration Statement for more than 90 days in any 12 month period, nor shall the Company be entitled to suspend trading for more than 45 consecutive days. The period during which Acquiror is required to keep the Registration Statement effective shall be extended by a period equal in length to any and all periods during which open market offers and sales of Registrable Securities are suspended pursuant to exercise of the Suspension Right.

                          (d)     Acquiror shall pay all of the out-of-pocket
expenses, other than underwriting discounts and commissions, if any, incurred in connection with any registration of Registrable Securities pursuant to this
Section 6.18, including, without limitation, all registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of Acquiror's outside counsel and independent accountants.

                          (e)     To the fullest extent permitted by law, the
Acquiror will indemnify defend, protect and hold harmless each selling Holder, each underwriter of Acquiror Common Stock being sold by such Holders pursuant to this Section 6.18, each person, if any, who controls any such Holder or underwriter within the meaning of the Securities Act or the Exchange Act and their respective affiliates, officers, directors, partners, successors and assigns (each a "Holder Indemnitee"), against all actions, claims, losses, damages, liabilities and expenses to which they or any of them become subject under the Securities Act, the Exchange Act or under any other statute or at common law or otherwise and, except as hereinafter provided, will promptly reimburse each such Holder Indemnitee, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of material fact in any registration statement and any prospectus filed pursuant to Section
6.18 or any post-effective amendment thereto or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by the Acquiror of any rule or regulation promulgated under the Securities Act, the Exchange Act or any statute, regulation or law applicable to the Acquiror and relating to action or inaction required of the Acquiror in connection with such registration; provided, however, that the Acquiror shall not be liable to any such Holder Indemnitee in respect of any claims, losses, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement, or omission or alleged omission made in reliance upon and in conformity with information furnished in writing to the Acquiror by such Holder Indemnitee or any of such Holder Affiliate specifically for use in connection with such registration statement and prospectus or post-effective amendment.

                          (f)     To the fullest extent permitted by law, each
selling Holder of Registrable Shares registered in accordance with Section 6.18 will indemnify the Acquiror, each person, if any, who controls the Acquiror within the meaning of the Securities Act or the Exchange Act, each underwriter of Acquiror Common Stock and their respective affiliates, officers, directors, partners, successors and assigns (each an "Acquiror Indemnitee") against any actions, claims, losses, damages, liabilities and expenses to which they or any of them may become subject under the Securities Act, the Exchange Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will promptly reimburse each Acquiror Indemnitee for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged





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
untrue statement of a material fact in any registration statement and any prospectus filed pursuant to Section 6.18 or any post-effective amendment thereto, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Acquiror by such Holder or underwriter specifically for use in connection with such registration statement, prospectus or post-effective amendment; provided, however, that the obligations of each such selling Holder hereunder shall be limited to an amount equal to the proceeds to such Holder from the sale of such Holder's Registrable Securities as contemplated herein.

                          (g)     Each person entitled to indemnification under
this Section 6.18 (an "Indemnified Person") shall give notice to the party required to provide indemnification (the "Indemnifying Person") promptly after such Indemnified Person has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Person to assume the defense of any such claim and any litigation resulting therefrom, provided that counsel for the Indemnifying Person who conducts the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Person (whose approval shall not unreasonably be withheld), and the Indemnified Person may participate in such defense at such party's expense (unless the Indemnified Person has reasonably concluded that there may be a conflict of interest between the Indemnifying Person and the Indemnified Person in such action, in which case the fees and expenses of counsel for the Indemnified Person shall be at the expense of the Indemnifying Person), and provided further that the failure of any Indemnified Person to give notice as provided herein shall not relieve the Indemnifying Person of its obligations under this Section 6.18 except to the extent the Indemnifying Person is materially prejudiced thereby. No Indemnifying Person, in the defense of any such claim or litigation, shall (except with the consent of each Indemnified Person) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect to such claim or litigation. Each Indemnified Person shall furnish such information regarding itself or the claim in question as an Indemnifying Person may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                          (h)     In order to provide for just and equitable
contribution to joint liability under the Securities Act in any case in which the Acquiror or any Holder makes a claim for indemnification pursuant to this
Section 6.18 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding that this Section 6.18 provides for indemnification, in such case, then the Acquiror and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Acquiror on the one hand and of the Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations or, if the allocation provided herein is not permitted by applicable law, in such proportion as shall be permitted by applicable law and reflect as nearly as possible the allocation provided herein. The relative fault of the Acquiror on the one hand and of the Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Acquiror on the one hand or by the Holder on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (i) no Holder will be required to contribute any amount in excess of the proceeds received by such Holder from the sale of Registrable Shares pursuant to the Registration Statement; and (ii) no person or entity guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                 6.19 Reasonable Commercial Efforts and Further Assurances. Each of the parties to this Agreement shall use reasonable commercial efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

                 6.20     Indemnification and Insurance.

                          (a)     Target shall and, from and after the
Effective Time, Acquiror and the Surviving Corporation shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer, director or employee of Target or any of its subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer, or employee of Target or any of its Subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities") including, without limitation, all losses, claims, damages, costs, expenses, liabilities or judgments based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under the California Law to indemnify its own directors, officers and employees, as the case may be (Target, Acquiror and the Surviving Corporation, as the case may be, will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law upon receipt of any undertaking contemplated by Section 317(f) of the California Law). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them and Target (or them and Acquiror and the Surviving Corporation after the Effective Time), (ii) Target (or after the Effective Time, Acquiror and the Surviving Corporation) shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, and (iii) Target (or after the Effective Time, Acquiror and the Surviving Corporation) will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that none of Target, Acquiror or the Surviving Corporation shall be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 6.20, upon learning of such claim, action, suit, proceeding or investigation, shall promptly notify Target (or after the Effective Time, Acquiror and the Surviving Corporation) (but the failure so to notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 6.20, except to the extent such failure prejudices such party), and shall deliver to Target (or after the Effective Time, Acquiror and the Surviving Corporation) the undertaking contemplated by Section 317(f) of the California Law. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct a conflict on any significant issue between the positions of any 2 or more Indemnified Parties. The obligations of the parties set forth in this Section 6.20 shall be in the furtherance of and not in limitation of the succeeding paragraphs of this Section 6.20.

                          (b)     From and after the Effective Time, the
Surviving Corporation and Acquiror will fulfill, assume and honor in all respects the obligations of Target pursuant to Target's Articles of Incorporation and any indemnification agreement between Target and any of Target's directors and officers existing and in force as of the Effective Time.

                          (c)     Acquiror and the Surviving Corporation shall,
until the third anniversary of the Effective Time or such earlier date as may be mutually agreed upon by Acquiror, the Surviving Corporation and the applicable Indemnified Party, cause to be maintained in effect, to the extent available, the policies of directors' and officers' liability insurance maintained by Target and its Subsidiaries as of the date hereof with respect to claims arising from facts or events that occurred on or prior to the Effective Time; provided, however, that in no event shall Acquiror or the Surviving Corporation be required to expend in any one year an amount in excess of 150% of the annual premiums currently paid by Target for such insurance; and, provided, further, that if during such period the annual premiums for such comparable insurance coverage exceed such amount, Acquiror and the Surviving Corporation shall be obligated to obtain a policy which, in the reasonable judgment of the Acquiror and the Surviving Corporation, provides the best coverage available for a cost not exceeding such amount.

                 6.21 Escrow Agreement. On or before the Effective Time, the Acquiror, Merger Sub, Escrow Agent and the Shareholders' Agent (as defined in Section 8 hereto) will execute the Escrow Agreement.

         7.      Termination, Amendment and Waiver.

                 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Section 7.1(b) through Section 7.1(d), by written notice by the terminating party to the other party):

                          (a)     by the mutual written consent of Acquiror and
Target;

                          (b)     by either Acquiror or Target if the Merger
shall not have been consummated by June 30, 1998, provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

                          (c)     by either Acquiror or Target if a court of
competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except, if the party relying on such order, decree or ruling or other action has not complied with its obligations under this Agreement;

                          (d)     by Acquiror or Target, if there has been a
breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) causes the conditions set forth in Section 2.2(a) or (b) (in the case of termination by Acquiror) or Section 2.3(a) or (b) (in the case of termination by Target) not to be satisfied and (ii) shall not have been cured within ten (10) business days following receipt by the breaching party of written notice of such breach from the other party

                          (e)     by Acquiror if the Closing Market Price (as
defined in Section 1.6(g)) is less than $9.00 per share, unless Target provides written notice to Acquiror within 1 business day following determination of the Closing Market Price that Target elects to cap the Cash Adjustment at $1.00 per share.

                 7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, there shall be no liability or obligation on the part of Acquiror, Target, Merger Sub or their respective officers, directors, or stockholders, except to the extent that such termination results from the willful breach by a party of any of its representations, warranties or covenants set forth in this Agreement; provided that the provisions of Sections 6.5, 6.17, and 7.3 shall remain in full force and effect and survive any termination of this Agreement.

                 7.3      Investment.

                          (a)     In the event that this Agreement is
terminated by Acquiror pursuant to Section 7.1, Acquiror shall, subject to
Section 7.3(d) hereof, provide Target with a 3-year, unsecured loan in the amount of $6,000,000, which loan shall accrue interest at the lowest applicable rate permissible without the imputation of income to Target (the "Bridge Loan"). At the such time as Target has filed restated articles of incorporation with the Secretary of State of the State of California, which, to the mutual satisfaction of Acquiror and Target, set forth the rights, preferences and privileges of the New Preferred (as defined below), the principal and interest due on the Bridge Loan shall be converted into shares of a new series of Target's preferred stock (the "New Preferred"), with a price per share computed using a pre-money valuation of Target of $35,000,000 and the rights, preferences and privileges set forth in subsection (b) hereof.

                          (b)     Except as expressly set forth in this Section
7.3(b), the New Preferred shall have rights, preferences and privileges which are substantially identical to the Series B Preferred Stock of Target. The New Preferred will have participating preferred liquidation rights on a pari passu basis with the holders of other series of preferred stock of Target. The New Preferred will have no voting rights (except to the extend required by California law), no information rights, no right of first refusal and no board or other visitation rights. The New Preferred will convert into shares of Target Common Stock upon substantially the same terms as the Series B Preferred Stock of Target, including, without limitation, upon the voluntary conversion of the holder.

                          (c)     Acquiror agrees that if Target issues the
Note, Acquiror will enter into a voting agreement (the "Acquiror Voting Agreement") and a standstill agreement (the "Standstill Agreement") each on terms which are mutually acceptable to Target and Acquiror. The Acquiror Voting Agreement will provide that Acquiror will vote its shares of New Preferred in the same proportion as the holders of the outstanding shares of Target's other series of preferred stock as a whole for any action that requires the vote of the Target's preferred stock. In connection with an event triggering the liquidation preference held by Target's preferred stock, Acquiror will vote to waive its liquidation preference in the same proportion as do the other holders of Target's Series A and Series B preferred stock. In addition, Acquiror agrees that it will not exercise its "dissenters" rights with respect to any acquisition of Target to the extent that such exercise would prohibit pooling of interest accounting from being available for such acquisition. The Standstill Agreement will have a term of 10 years and limit Acquiror from increasing its equity ownership in Target above the percentage Acquiror owns as a result of the conversion of the Bridge Loan into the New Preferred.

                          (d)     Notwithstanding any other provision of this
Section 7.3, Acquiror shall have no obligation to enter into the Bridge Loan, the Acquiror Voting Agreement or Standstill Agreement if:

                                  (i)      Acquiror shall have terminated this
Agreement due to an intentional misstatement, or intentional omission by Target of one or more representations or warranties made in this Agreement by Target, which individually or in the aggregate has a Material Adverse Effect on Target, or

                                  (ii)     Target shall have willfully and
materially breached a material covenant of Target set forth in this Agreement.

                 7.4 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                 7.5 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

         8.      Escrow and Indemnification.

                 8.1      Escrow Fund.

                          (a)     At the Closing, a number of shares of
Acquiror Common Stock equal to the sum of (i) 230,000 and (ii) the quotient obtained by dividing (x) 10% of the difference of (1) Aggregate Cash Payment less (2) $3,200,000 by (y) the Closing Market Price (the "Escrow Shares") shall be registered in the name of, and be deposited with, First Trust of California (or other institution selection by Acquiror with the reasonable consent of Target) as escrow agent (the "Escrow Agent"), such deposit shall constitute the escrow fund ("Escrow Fund") and to be governed by the terms set forth herein and in the Escrow Agreement. The Escrow Fund shall be available to compensate Acquiror pursuant to the indemnification obligations of the shareholders of Target set forth in Section 8.3. In the event Acquiror issues any Additional Escrow Shares (as defined below), such shares will be issued in the name of the Escrow Agent and delivered to the Escrow Agent in the same manner as the Escrow Shares delivered at the Closing.

                          (b)     Except for dividends paid in stock declared
with respect to the Escrow Shares ("Additional Escrow Shares"), which shall be treated pursuant to Section 8.1(a) hereof, any cash dividends, dividends payable in securities or other distributions of any kind made in respect of the Escrow Shares will be delivered to the shareholders of Target on a pro rata basis in accordance with the number of shares of Acquiror Common Stock deposited on behalf of such holder. Each shareholder of Target will have voting rights with respect to the Escrow Shares deposited in the Escrow Fund with respect to such shareholder so long as such Escrow Shares are held in escrow, and Acquiror will take all reasonable steps necessary to allow the exercise of such rights. While the Escrow Shares remain in the Escrow Agent's possession pursuant to this Agreement, the shareholders of Target will retain and will be able to exercise all other incidents of ownership of said Escrow Shares which are not inconsistent with the terms and conditions of this Agreement.

                 8.2 Survival of Warranties. All representations and warranties made by Target, Acquiror or Merger Sub herein, or in any certificate, schedule or exhibit delivered pursuant hereto, shall survive the Closing and continue in full force and effect until 90 days after the Closing Date (sometimes referred to herein as the "Termination Date").

                 8.3      Availability of Escrow Fund.

                          (a)     Subject to the limitations set forth in this
Article 8 and in Section 6.18, the Escrow Fund shall be available to compensate Acquiror, Merger Sub and the Surviving Corporation and their respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may control Acquiror, Merger Sub or the Surviving Corporation within the meaning of the Securities Act (hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees, (collectively, "Damages") arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Target in this Agreement, the Target Disclosure Schedules or any exhibit or schedule to this Agreement.

                          (b)     Except for the indemnification provisions of
Section 6.18 and Section 7.2, the Escrow Fund shall constitute the sole and exclusive remedy of Acquiror and the Surviving Corporation with respect to any and all claims for Damages arising under this Agreement, provided, however, that nothing in this Agreement shall limit the liability in amount or otherwise
(i) of Target for any breach of any representation, warranty or covenant if the Merger does not close, (ii) of any Target shareholder in connection with any breach by such shareholder of any representation or covenant in the Shareholders' Agreements, or (iii) of Target or the Target shareholders with respect to fraud, criminal activity or intentional breach of any covenant contained in this Agreement.

                 8.4 Limitation of Liability. No claim for Damages shall be made under this Section 8.4 until the aggregate amount of all Damages evidenced by such claims exceeds $50,000, in which case Acquiror shall be entitled to seek compensation from the Escrow Fund for the full amount of all such claims. Acquiror and Merger Sub shall not be entitled to recover under
Section 8.3 with respect to the breach of any representation or warranty unless the claim has been asserted by written notice, specifying the details of such breach, delivered to Shareholder's Agent (as defined below) within 90 days after the Closing Date. Moreover, Acquiror shall not be entitled to recover Damages under Section 8.3 to the extent such Damages result from the bad faith or gross negligence of Acquiror or Merger Sub.

                 8.5 Indemnification by Acquiror and Merger Sub. Subject to the limitation set forth in this Article 8 and in Sections 6.18, 6.20 and
7.2 hereof, Acquiror hereby agrees to indemnifiy, defend and hold harmless Target, the shareholders of Target and their respective officers, directors, agents, attorneys and employees, and each person who controls or may control Target or such Target shareholder (hereinafter "Indemnified Person") from and against any and all Damages which arising out of: (i) any representation or breach of or default in connection with the representations, warranties, covenants and agreements given or made by Acquiror or Merger Sub in this Agreement or any exhibit or schedule to this Agreement; or (ii) the operation of the business of the Surviving Corporation after the Closing.

                 8.6 Limitation of Liability on Acquiror and Merger Sub. No claim shall be made against Acquiror or Merger Sub for indemnification under
Article 8 until the aggregate amount of all such claims against Acquiror or Merger Sub exceeds $50,000, in which case Target and/or the Target Shareholders shall be entitled to seek indemnification from the Acquiror for the full amount of all such claims. Target and/or the Target Shareholders shall not be entitled to recover under Section 8.5 with respect to the breach of any representation or warranty unless such claim has been asserted by written notice, specifying the details of such breach, delivered to Acquiror within 90 days after the Closing Date. Neither Target nor any of the subsidiaries of Target shall be entitled to any recovery under this Article 8 to the extent that any damages result from the bad faith or gross negligence of Target or any of the Target shareholders.

                 8.7      Escrow Period; Release From Escrow.

                          (a)     The Escrow Period shall terminate upon the
expiration of 90 days after the Effective Time; provided, however, that a portion of the Escrow Fund which, in the reasonable judgment of Acquiror, subject to the objection of the Shareholders' Agent and the subsequent arbitration of the matter in the manner provided in Section 8.9 hereof, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate (as defined below) theretofore delivered to the Escrow Agent and the Shareholders' Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved.

                          (b)     Within 3 business days after the Termination
Date (the "Release Date"), the Escrow Agent shall release from escrow to each shareholder of Target the portion of the Escrow Shares and the Additional Escrow Shares contributed to the Escrow Fund on such shareholder's behalf, less with respect to each such shareholder the number of Escrow Shares and Additional Escrow Shares with a value (as determined pursuant to Section 8.8) equal to (A) such shareholder's pro rata portion of any disbursement from the Escrow Fund delivered to Acquiror in satisfaction of claims and (B) such shareholder's pro rata portion of any liability subject to delivery to Acquiror in accordance with Section 8.7(a) with respect to any pending but unresolved claims. Any Escrow Shares and Additional Escrow Shares held as a result of clause (B) shall be released to the Target shareholders or released to Acquiror (as appropriate) promptly upon resolution of each specific indemnification claim involved. Escrow Shares and Additional Escrow Shares shall be released to the respective shareholders of Target in proportion to their contribution of the foregoing to the Escrow Fund. Acquiror will take such action as may be necessary to cause such certificates to be issued in the names of the appropriate persons. Certificates representing Escrow Shares and Additional Escrow Shares so issued that are subject to resale restrictions under applicable securities laws will bear a legend to that effect. No fractional shares shall be released and delivered from Escrow to the shareholders of Target. In lieu of any fraction of an Escrow Share to which a Target shareholder would otherwise be entitled, such holder will receive from Acquiror an amount of cash determined in accordance with Section 1.6(i) hereof.

                          (c)     No Escrow Shares, Additional Escrow Shares or
any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by any shareholder of Target or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such shareholder, prior to the delivery to such shareholder of the portion of the Escrow Fund contributed on Shareholder's behalf, by the Escrow Agent as provided herein.

                          (d)     The Escrow Agent is hereby granted the power
to effect any transfer of Escrow Shares contemplated by this Agreement. Acquiror will cooperate with the Escrow Agent in promptly issuing stock certificates to effect such transfers.

                 8.8 Claims Upon Escrow Fund. Upon receipt by the Escrow Agent on or before the Release Date of a certificate signed by any officer of Acquiror (an "Officer's Certificate") stating that Damages exist and specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, and the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Escrow Agent shall, subject to the provisions of this Article 8, deliver to Acquiror out of the Escrow Fund, as promptly as practicable, Acquiror Common Stock or other assets held in the Escrow Fund having a value equal to such Damages. For the purpose of compensating Acquiror for its Damages pursuant to this Agreement, the Acquiror Common Stock in the Escrow Fund shall be valued at the Closing Market Price. In determining the amount of any Damage attributable to a breach, any materiality standard contained in a representation, warranty or covenant of Acquiror shall be disregarded.

                 8.9 Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Shareholders' Agent (as defined below) and for a period of 30 days after such delivery, the Escrow Agent shall make no delivery of Acquiror Common Stock or other property pursuant to Section 8.8 hereof unless the Escrow Agent shall have received written authorization from the Shareholders' Agent to make such delivery. After the expiration of such 30 day period, the Escrow Agent shall make delivery of the Acquiror Common Stock or other property in the Escrow Fund in accordance with Section 8.8 hereof, provided that no such payment or delivery may be made if the Shareholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Acquiror prior to the expiration of such 30 day period.

                 8.10     Resolution of Conflicts and Arbitration.

                          (a)     In case the Shareholders' Agent shall so
object in writing to any claim or claims by Acquiror made in any Officer's Certificate, Acquiror shall have 30 days to respond in a written statement to the objection of the Shareholders' Agent. If after such 30 day period there remains a dispute as to any claims, the Shareholders' Agent and Acquiror shall attempt in good faith for 60 days to agree upon the rights of the respective parties with respect to each of such claims (the "Negotiation Period"). If the Shareholders' Agent and Acquiror should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Acquiror Common Stock or other property from the Escrow Fund in accordance with the terms thereof.

                          (b)     If after the Negotiation Period there remains
a dispute as to any Indemnification Claims, either Acquiror or the Shareholders' Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator. Acquiror and the Shareholders' Agent shall agree on the arbitrator, provided that if Acquiror and the Shareholders' Agent cannot agree on such arbitrator, either Acquiror or Shareholders' Agent can request that Judicial Arbitration and Mediation Services ("JAMS") select the arbitrator. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator shall be written, shall be in accordance with applicable law and with this Agreement, and shall be supported by written findings of fact and conclusion of law which shall set forth the basis for the decision of the arbitrator. The decision of the arbitrator as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in
Article 8 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith.

                          (c)     Judgment upon any award rendered by the
arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be held in (i) Fairfax County, Commonwealth of Virginia for matters instituted by the Target or Target shareholders or (ii) Alameda County, State of California for matters instituted by Acquiror or Merger Sub, in each case under the commercial rules then in effect of the American Arbitration Association. For purposes of this Section (c), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Acquiror shall be deemed to be the Non-Prevailing Party unless the arbitrators award Acquiror more than one-half of the amount in dispute, plus any amounts not in dispute; otherwise, the Target shareholders for whom the Escrow Shares, Additional Escrow Shares (if any) and Escrow Cash have been deposited in the Escrow Fund shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of the arbitrator, any administrative fee of JAMS, and the expenses, including attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

                 8.11     Shareholders' Agent.

                          (a)     A party to be appointed by the agreement of
the holders of the Target Capital Stock shall be constituted and appointed as agent ("Shareholders' Agent") for and on behalf of the Target shareholders to give and receive notices and communications, to authorize delivery to Acquiror of the Acquiror Common Stock or other property from the Escrow Fund in satisfaction of claims by Acquiror, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the outstanding capital stock of Target prior to the Closing from time to time upon not less than 10 days' prior written notice to Acquiror. No bond shall be required of the Shareholders' Agent. The Shareholders' Agent shall receive no compensation for his services provided, however, that all reasonable expenses of the Shareholders' Agent shall be paid out of the Escrow Fund. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the Target shareholders.

                          (b)     The Shareholders' Agent shall not be liable
for any act done or omitted hereunder as Shareholders' Agent while acting in good faith and in the exercise of reasonable judgment and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Target shareholders shall severally indemnify the Shareholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

                          (c)     The Shareholders' Agent shall have reasonable
access to information about Target and the reasonable assistance of Target's and the Surviving Corporation's officers and employees for purposes of performing his duties and exercising his rights hereunder, provided that the Shareholders' Agent shall treat confidentially and not disclose any nonpublic information from or about Target to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

                          (d)     Acquiror acknowledges that the Shareholders'
Agent may have a conflict of interest with respect to his duties as Shareholders' Agent, and in such regard the Shareholders' Agent has informed Acquiror that he will act in the best interests of Target shareholders.

                          (e)     A decision, act, consent or instruction of
the Shareholders' Agent shall constitute a decision of all Target shareholders and shall be final, binding and conclusive upon each such Target shareholder and the Escrow Agent, and Acquiror and Merger Sub may rely upon any decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of each and every such Target shareholder. The Acquiror and Merger Sub are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agent.

         9.      General Provisions.

                 9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered if delivered personally (upon receipt), or 3 business days after being mailed by registered or certified mail, postage prepaid (return receipt requested), or 1 business day after it is sent by reputable nationwide overnight courier service, or upon transmission, if sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                          (a)     if to Acquiror or Merger Sub, to:

                                  CyberCash, Inc.
                                  2100 Reston Parkway
                                  Reston, VA 20191
                                  Attention:  Russell B. Stevenson, Jr., Esq.
                                  Fax:     (703) 264-5928
                                  Tel:     (703) 715-5776
                          with a copy to:

                                  Acquiror's Counsel
                                  Gray Care Ware & Freidenrich LLP
                                  400 Hamilton Avenue
                                  Palo Alto, CA 94301
                                  Attention:  Diane Holt Frankle, Esq.
                                  Fax:     (650) 327-3699
                                  Tel:     (650) 327-6561

                          (b)     if to Target, to:

                                  ICVERIFY Inc.
                                  473 Roland Way
                                  Oakland, CA 94621
                                  Attention:  Christian Paul
                                  Fax:     (510) 533-7553
                                  Tel:     (510) 553-7500

                          with a copy to:

                                  Target's Counsel
                                  Wilson, Sonsini, Goodrich & Rosati
                                  650 Page Mill Road
                                  Palo Alto, CA 94304
                                  Attention:  Alan K. Austin, Esq.
                                  Fax:     (650) 493-6811
                                  Tel:     (650) 493-9300

                          (c)     if to Shareholders' Agent, to
                                  an address to be provided, in
                                  writing, to Acquiror at or
                                  prior to the Closing

                 9.2 Definitions. In this Agreement any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the financial condition, properties, assets (including intangible assets), liabilities, business, operations, capitalization, financial performance, or results of operations of such entity or group of entities. In this Agreement any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the financial condition, properties, assets, liabilities, business, operations, capitalization, financial performance, prospects or results of operations of such entity and its subsidiaries, taken as a whole, provided, that with respect to Acquiror, a Material Adverse Effect shall not include those events not constituting a Material Adverse Change pursuant to
Section 2.2(d), and with respect to Target a Material Adverse Effect shall not include those events not constituting a Material Adverse Change pursuant to Section 2.3(g). In this Agreement any reference to a party's "knowledge" means such party's actual knowledge after reasonable inquiry of officers, directors and other employees of such party reasonably believed to have knowledge of such matters.

                 9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                 9.4 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Target Disclosure Schedule and the Acquiror Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other person any rights or remedies hereunder, and shall not be assigned by operation of law or otherwise without the written consent of the other party.

                 9.5 Severability. In the event that any provision of this Agreement, or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

                 9.6 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

                 9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of California that might otherwise govern under applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to (a) the exclusive jurisdiction of any court located within Fairfax County, Commonwealth of Virginia, in connection with any matter based upon or arising out of this Agreement or the matters contemplated hereby and instituted by Target and (b) the exclusive jurisdiction of any court located within Alameda County, State of California, in connection with any matter based upon or arising out of this Agreement or the matter contemplated hereby and instituted by Acquiror or Merger Sub. Each of the parties hereto further agrees that process may be served upon it in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process.

                 9.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         IN WITNESS WHEREOF, Target, Acquiror and Merger Sub have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                                   ICVERIFY INC.


                                   By:     /s/ F. THOMAS ADEN
                                       ----------------------------------------
                                          F. Thomas Aden,
                                          President and Chief Executive Officer

                                   CYBERCASH, INC.


                                   By:    /s/ WILLIAM N. MELTON
                                       ----------------------------------------
                                          William N. Melton,
                                          President and Chief Executive Officer

                                   CYBERCASH ACQUISITION CORPORATION


                                   By:   /s/ JAMES J. CONDON
                                       ----------------------------------------
                                         James J. Condon, President

                                LIST OF EXHIBITS


         Exhibit A             Certificate of Merger
         Exhibit B             Forms of Legal Opinion
         Exhibit C             Escrow Agreement
         Exhibit D             Form of Shareholders' Agreement
         Exhibit E             Form of Employment Agreement
         Exhibit F             Form of Non-Competition Agreement

                                    EXHIBIT A

                             CERTIFICATE OF MERGER

                                       OF

                                 ICVERIFY INC.

                           (a California corporation)

                                      INTO

                       CYBERCASH ACQUISITION CORPORATION

                            (a Delaware corporation)

       Pursuant to Section 252(c) of the General Corporation Law of the State of Delaware and Section 1108(d) of the General Corporation Law of the State of California, CyberCash Acquisition Corporation, a Delaware corporation ("Surviving Corporation") does hereby certify to the following information relating to the merger of ICVerify Inc., a California corporation ("Merging Corporation"), with and into the Surviving Corporation (the "Merger"):

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

                             Name                                  State of Incorporation
 ---------------------------------------------------------      -----------------------------
  ICVerify Inc.                                                          California

  CyberCash Acquisition Corporation                                      Delaware


         SECOND: That an Agreement and Plan of Reorganization dated as of April ___, 1998, by and among the Merging Corporation, the Surviving Corporation and CyberCash, Inc., a Delaware corporation (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware and the provisions of Section 1101 of the General Corporation Law of the State of California.

         THIRD: That the name of the corporation surviving the merger is CyberCash Acquisition Corporation.

         FOURTH: That the Certificate of Incorporation of CyberCash Acquisition Corporation, shall, as of the Effective Time of the Merger, be the Certificate of Incorporation of the Surviving Corporation and, further, that the Certificate of Incorporation of the Surviving Corporation is hereby amended so that Article FIRST of such Certificate of Incorporation reads in its entirety as follows:

         "FIRST:  The name of the corporation is ICVERIFY Inc."

         FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation. The address of said principal place of business is 2100 Reston Parkway, Reston, VA 20191.

         SIXTH: That a copy of the Agreement and Plan of Reorganization will be furnished by the Surviving Corporation upon request and without charge to any stockholder of the Merging Corporation or the Surviving Corporation.

         SEVENTH: Merging Corporation is authorized to issue 20,000,000 shares of Common Stock, no par value; and 10,000,000 shares of Preferred Stock, no par value, 4,627,665 shares of which have been designated "Series A Preferred Stock" and 2,843,602 shares of which have been designated "Series B Preferred Stock."

         EIGHTH: This Certificate of Merger shall be effective immediately upon filing.

         IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed by its duly authorized officer this ____ day of April, 1998.


                                      CYBERCASH ACQUISITION CORPORATION
                                      (a Delaware corporation)


                                      By:
                                         --------------------------------------
                                           F. Thomas Aden, President

                                  EXHIBIT B-1

                   FORM OF OPINION OF COUNSEL TO THE ACQUIROR


         Capitalized terms defined in the Agreement and Plan of Reorganization and not otherwise defined herein shall have the same defined meanings given under the Agreement and Plan of Reorganization.

         1. Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Acquiror has all requisite corporate power to own, lease and operate its properties and to carry on its business as currently being conducted.

         2. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the State of California and is in good standing under the laws of the State of California as a foreign corporation qualified to do business therein.

         3. All of the shares of Acquiror Common Stock to be issued in the Merger when issued in accordance with the Agreement and Plan of Reorganization, will be duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

         4. The Shares are accurately described in Acquiror's Form 8A filed with the SEC.

         5. Each of Acquiror and Merger Sub has all requisite power and authority to execute and deliver the Agreement and Plan of Reorganization, the Certificate of Merger and the Shareholder Agreements, the Escrow Agreement, the Employment Agreements, and the Non-Competition Agreements (collectively the "Ancillary Agreements"), to which they are a party, and to perform its obligations thereunder. The execution and delivery of the Agreement and Plan of Reorganization and the Ancillary Agreements by Acquiror and Merger Sub and the consummation of the transactions contemplated thereby, which are to be accomplished by Acquiror and the Merger Sub, have been duly and validly authorized by all necessary corporate action. Each of the Agreement and Plan of Reorganization and the Ancillary Agreements has been duly and validly executed and delivered by Acquiror and Merger Sub and constitutes a valid and binding obligation of each of Acquiror and Merger Sub enforceable in accordance with its terms, other than the Non-Competition Agreements as to which we express no opinion, and subject to the standard enforceability exceptions.

         6. Subject to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the Secretary of State of the State of California, and the accuracy of the representations made by the shareholders of Target in the Shareholder Agreements, the execution and delivery by Acquiror of the Agreement and Plan of Reorganization and the Ancillary Documents and/or the consummation by Acquiror of the transactions contemplated thereby, which are to be accomplished by Acquiror, will not, other than as expressly contemplated by the Agreement and Plan of Reorganization, (a) conflict with or violate any provision of the Certificate of Incorporation, as amended, or By-laws of Acquiror, (b) require any filing with, or any permit, authorization, consent or approval of, any Governmental Entity, which has not been filed or obtained, (c) to our knowledge, conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any material agreement, instrument, commitment or other obligation to which Acquiror is a party or by which Acquiror is bound, or (d) to our knowledge, conflict with or violate any permit, concession, franchise, license, judgment, order or decree, or any statute, law, ordinance, rule or regulation, applicable to Acquiror or any of its properties.

         7. Subject to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the Secretary of State of the State of California, and the accuracy of the representations made by shareholders of Target in the Shareholder Agreements, the execution and delivery by Merger Sub of the Agreement and Plan of Reorganization and/or the consummation by Merger Sub of the transactions contemplated thereby which are to be accomplished by Merger Sub, will not, other than as expressly contemplated by the Agreement and Plan of Reorganization, (a) conflict with or violate any provision of the Certificate of Incorporation, as amended, or By-laws of Merger Sub, (b) require any filing with, or any permit, authorization, consent or approval of, any Governmental Entity, which has not been filed or obtained, (c) to our knowledge, conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any material agreement, instrument, commitment or other obligation to which Merger Sub is a party or by which Merger Sub is bound, or
(d) to our knowledge, conflict with or violate any permit, concession, franchise, license, judgment, order or decree, or any statute, law, ordinance, rule or regulation, applicable to Merger Sub or any of its properties.

         8. Upon the filing with the Secretary of State of the State of Delaware and the Secretary of State of the State of California, the Certificate of Merger will be effective in accordance with its terms.

                                  EXHIBIT B-2

                FORM OF OPINION OF COUNSEL TO THE TARGET COMPANY


         Capitalized terms defined in the Agreement and Plan of Reorganization and not otherwise defined herein shall have the same defined meanings given under the Agreement and Plan of Reorganization.

         1. Target is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Target has all requisite corporate power to own, lease and operate its properties and to carry on its business as currently being conducted. Target is in tax good standing under the laws of the State of California.

         2. To counsel's knowledge, the subsidiaries listed in Annex A (collectively, the "Target Subsidiaries") hereto are the only subsidiaries of Target and except for such subsidiaries, Target owns no other interest, whether direct or indirect, in any corporation, joint venture, partnership, association or other entity. To counsel's knowledge, each of the Target Subsidiaries is a wholly owned subsidiary of Target.

         3. The authorized capital stock of Target consists of 20,000,000 shares of Target Common Stock, of which there were issued and outstanding as of the close of business on April _____, 1998 [____________] shares, and 10,000,000 shares of Target Preferred Stock, of which there were issued and outstanding as of that same date 4,627,665 shares of Series A Preferred Stock, and 2,843,602 shares of Series B Preferred Stock. All outstanding shares of Target Common Stock and Target Preferred Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights or rights of first refusal. Target maintains the Target Stock Option Plan, pursuant to which there are outstanding as of the close of business on April ___, 1998, options to purchase [____________] shares of Target Common Stock and has reserved an additional [____________] shares of Target Common Stock for issuance pursuant to options to be granted to employees, consultants and directors of Target. To counsel's knowledge, except for options granted under the Target Stock Option Plan there are no options, warrants, calls, rights, commitments or agreements to which Target is a party or by which it is bound obligating Target to issue, deliver, sell, repurchase or redeem or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Target Capital Stock or obligating Target to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. To counsel's knowledge, except as disclosed in Section 3.12 of the Target Disclosure Schedule, there are no contracts, commitments or agreements relating to voting, purchase or sale of Target's capital stock (i) between or among Target and any of its shareholders and (ii) between or among any of Target's shareholders, except for the shareholders delivering the Shareholder Agreements.

         4. Target has all requisite corporate power and authority to enter into the Agreement and Plan of Reorganization and to consummate the transactions contemplated thereby. The execution and delivery of the Agreement and Plan of Reorganization and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate and shareholder action on the part of Target. The Agreement and Plan of Reorganization has been duly executed and delivered by Target and constitutes the valid and binding obligation of Target, enforceable against Target in accordance with its terms, subject to the standard enforceability exceptions.

         5. Subject to the filing of the Certificate of Merger as required by the Delaware General Corporation Law with the Secretary of State of the State of Delaware and the Secretary of State of the State of California, and the accuracy of the representations made by the shareholders of Target in the Shareholder Agreements, the execution and delivery by Target of the Agreement and Plan of Reorganization and/or the consummation by Target of the transactions contemplated thereby, which are to be accomplished by Target, will not, other than as expressly contemplated by the Agreement and Plan of Reorganization (a) conflict with or violate any provision of the Articles of Incorporation, as amended, or By-laws of Target or any of the Target Subsidiaries, (b) require any filing with, or any permit, authorization, consent or approval of, any Governmental Entity, which has not been filed or obtained, (c) to counsel's knowledge, conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any material agreement, instrument, commitment or other obligation to which Target or any of the Target Subsidiaries is a party or by which Target or any of the Target Subsidiaries is bound or (d) to counsel's knowledge, conflict with or violate any permit, concession, franchise, license, judgment, order, or decree, or any statute, law, ordinance, rule or regulation, applicable to Target or any of its properties or assets.

         6. To counsel's knowledge, except as set forth on the Target Disclosure Schedule, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, threatened against Target or any of the Target Subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that if decided adversely, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Target and the Target Subsidiaries taken as a whole. To counsel's knowledge, there is no judgment, decree or order against Target or any Target Subsidiary, or, any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by the Agreement and Plan of Reorganization, or that could reasonably be expected to have a Material Adverse Effect on Target and the Target Subsidiaries taken as a whole or the Surviving Corporation.

         7. No consent, approval, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Target or any of the Target Subsidiaries in connection with the execution and delivery of the Agreement and Plan of Reorganization or the consummation of the transactions contemplated thereby, except for (i) the filing of the Certificate of Merger, together with the required State of California Franchise Tax Board Tax Clearance Certificate with the Secretary of State of the State of California and the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Target and would not prevent, or materially alter or delay any of the transactions contemplated by the Agreement and Plan of Reorganization.

         8. Upon the filing with the Secretary of State for the State of Delaware and the Secretary of State for the State of California, the Certificate of Merger will be effective in accordance with its terms.

                                   EXHIBIT C

                                ESCROW AGREEMENT


         This Escrow Agreement ("Agreement") is made and entered into as of April ____, 1998 by and among CyberCash, Inc., a Delaware corporation ("Acquiror"), First Trust of California (the "Escrow Agent"), and
______________________________ (the "Shareholders' Agent") for and on behalf of the holders (the "Shareholders") of Common Stock, Series A Preferred Stock, and Series B Preferred Stock, ("Target Capital Stock") of ICVERIFY Inc., a California corporation ("Target").

                                    RECITALS

         A. Pursuant to that certain Agreement and Plan of Reorganization dated as of April _____, 1998 (the "Merger Agreement"), Acquiror will issue to the Shareholders shares of CyberCash Common Stock, $.001 par value ("Acquiror Common Stock"), and make certain cash payments to certain of the Shareholders, pursuant to the merger (the "Merger") of Target with and into Acquiror.

         B. Pursuant to Article 8 of the Merger Agreement which is incorporated herein by reference and a copy of which is attached hereto as Annex A, the Shareholders have agreed to make available to Acquiror and certain of its affiliates an escrow fund to compensate such parties for certain damages incurred as a result of inaccuracies in or breaches of representations, warranties, covenants or agreements made by Target in the Merger Agreement or any instrument delivered pursuant to the Merger Agreement.

         C. In accordance with the Merger Agreement, the parties desire to establish an escrow for the purpose of providing a fund from which Acquiror (on behalf of itself and certain of its affiliates) may seek compensation for Damages (as defined in the Merger Agreement).

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual obligations herein, the parties agree as follows:

                                   AGREEMENT

         1. Definitions. All capitalized terms used herein without definitions shall have the meaning specified in the Merger Agreement.

         2. Escrow Arrangements. Except as otherwise expressly set forth herein, all matters pertaining to the Escrow, the Escrow Fund and the Escrow Shares (each as hereinafter defined) shall be governed by the provisions of
Article 8 of the Merger Agreement; provided, however, that if any express provision of this Agreement conflicts with the provisions of Article 8 of the Merger Agreement, the provisions of Article 8 of the Merger Agreement shall control.

         3. Establishment of Escrow. At the Closing (as defined in the Merger Agreement), Acquiror shall deliver to the Escrow Agent for deposit into escrow "the Escrow Fund") a certificate representing that certain number of Acquiror Common Stock (the "Escrow Shares") as required by Section 1.7(i) of the Merger Agreement. The Escrow Agent agrees to establish the Escrow Fund in the manner set forth in Section 8.1 of the Merger Agreement.

         4. Maintenance of the Escrow. The Escrow Agent shall establish a separate account for each Shareholder showing the number of Escrow Shares held in the Escrow for such Shareholder on the basis of the provisions of the Merger Agreement and a list of the Shareholders' ownership of Target Capital Stock provided to the Escrow Agent by the Shareholders' Agent. The Escrow Agent shall maintain records showing each Shareholder's Proportionate Interest in the Escrow Fund and shall adjust each Shareholder's account to reflect distributions from, and additions or substitutions to, the property held for the account of such Shareholder in the Escrow. For purposes of this Agreement, each Shareholder's "Proportionate Interest" in the Escrow Fund as of a specific date shall be equal to the percentage that the value of the Escrow Shares held for the account of such Shareholder in the Escrow bears to the value of all property held for the account of all Shareholders in the Escrow as of such date. The Escrow Agent is hereby granted the power to effect any transfer of Escrow Shares required by this Agreement. Acquiror shall cooperate with the Escrow Agent in promptly issuing, or causing its transfer agent to promptly issue, such stock certificates as shall be required to effect such transfers. All Escrow Shares held in the Escrow Fund shall be registered in the name of the Escrow Agent or its nominee.

         5. Administration of Escrow Fund. The Escrow Agent shall administer the Escrow Fund as set forth in Sections 8.7, 8.8, 8.9 and 8.10 of the Merger Agreement.

         6. Term of Escrow Agreement. This Agreement shall terminate upon the termination of the Escrow Period, as set forth in Section 8.7(a) of the Merger Agreement and the distribution by the Escrow Agent of all property held in the Escrow Fund.

         7. Fees of the Escrow Agent. The fees of the Escrow Agent, including (i) the normal costs of administering the Escrow as set forth on the Fee Schedule attached hereto as Annex B and (ii) all fees and costs associated with the Escrow Agent's administration of Claims, shall be paid by Acquiror. In the event that the Escrow Agent renders any service hereunder not provided for herein or there is any assignment of any interest in the subject matter of the Escrow or modification hereof, the Escrow Agent shall be reasonably compensated for such extraordinary services by the party that is responsible for or requests such services.

         8. Liability of the Escrow Agent. In performing any of its duties under this Agreement, the Escrow Agent shall not be liable to any party for damages, losses or expenses, except in the event of gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (i) any act or failure to act made or omitted in good faith or (ii) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine; nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations or determining the scope of any agent's authority. In addition, the Escrow

Agent may consult with legal counsel in connection with its duties under this Agreement and shall be fully protected in any act taken, suffered or permitted by it in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

         9. Controversies. If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of the Escrow, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, it may require, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for interest or damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and funds held in the Escrow, except all costs, expenses, charges and reasonable attorneys' fees incurred by it due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of the Escrow, and the action will be deemed to be solely a dispute between the parties subject to Article 8 of the Merger Agreement.

         10. Indemnification of Escrow Agent. Acquiror and its successors and assigns agree jointly and severally to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel, and disbursements that may be imposed on the Escrow Agent, or incurred by it in connection with the performance of its duties under this Agreement, including but not limited to any arbitration or litigation arising from this Agreement or involving its subject matter, unless such loss, claim, damage, liability or expense shall be caused by the gross negligence or willful misconduct on the part of the Escrow Agent. Nothing contained in this
Section 10 shall impair the rights of the Shareholders and Acquiror, as between themselves.

         11. Resignation of Escrow Agent. The Escrow Agent may resign at any time upon giving at least 30 days written notice to the other parties; provided, however, that no such resignation shall become effective until the appointment of a successor Escrow Agent which shall be accomplished as follows:
Acquiror and the Shareholder Agent shall use their best efforts to agree on a successor Escrow Agent within 30 days after receiving such notice. If the parties fail to agree on a successor Escrow Agent within such time, the Escrow Agent shall have the right to appoint a successor Escrow Agent authorized to do business in the State of California. The successor Escrow Agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment, and the successor Escrow Agent shall, without further acts, be vested with all the estates, property rights, powers and duties of the predecessor Escrow Agent as if originally named as Escrow Agent herein. The predecessor Escrow Agent then shall be discharged from any further duties and liability under this Agreement.

         12.     Miscellaneous.

                 (a) Assignment; Binding upon Successors and Assigns. None of the parties hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                 (b) Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be held to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the invalid or unenforceable provision.

                 (c) Entire Agreement. This Agreement, the Merger Agreement, the Annexes hereto, the documents referenced herein, and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and thereof supersede any course of performance or usage of the trade inconsistent with any of the terms hereof and thereof.

                 (d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered if delivered personally (upon receipt), or three business days after being mailed by registered or certified mail, postage prepaid (return receipt requested), or one business day after it is sent by reputable nationwide overnight courier service, or upon transmission, if sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

         (i)     if to Acquiror, to:

                 CyberCash, Inc.
                 2100 Reston Parkway
                 Reston, VA  20191
                 Attention:  Russell B. Stevenson, Jr., Esq.
                 Fax:     (703) 264-5928
                 Tel:     (703) 715-5776
                 with a copy to:

                 Gray Cary Ware & Freidenrich
                 400 Hamilton Avenue
                 Palo Alto, CA  94301
                 Attention:  Diane Holt Frankle, Esq.
                 Fax:     (650) 328-6561
                 Tel:     (650) 327-3699

         (ii)    if to Escrow Agent, to:

                 First Trust of California

                 ---------------------------

                 ---------------------------

                 ---------------------------

                 Attention:  Ms. Barbara Wise
                 Fax:     (    )
                           ----  ---------------
                 Tel:     (    )
                           ----  ---------------

                 with a copy to:

                 ---------------------------

                 ---------------------------

                 ---------------------------
                 Attention:
                           -----------------

                 Fax:     (    )
                           ----  ---------------

                 Tel:     (    )
                           ----  ---------------

         (iii)   if to Target, to

                 ICVERIFY, Inc.
                 473 Roland Way
                 Oakland, CA  94621
                 Attention:  Christian Paul
                 Fax:     (    )
                           ----  ---------------
                 Tel:     (    )
                           ----  ---------------

                 with a copy to:

                 Wilson, Sonsini, Goodrich & Rosati, P.C.
                 650 Page Mill Road
                 Palo Alto, CA  94304-1050
                 Attn:  Alan K. Austin, Esq.
                 Fax:     (650) 493-6811
                 Tel:     (650) 493-9300

         (iv)    if to  Shareholders' Agent, to:

                 ---------------------------

                 ---------------------------

                 ---------------------------

                 Fax:     (    )
                           ----  ---------------
                 Tel:     (    )
                           ----  ---------------

                 with a copy to:

                 Wilson, Sonsini, Goodrich & Rosati, P.C.
                 650 Page Mill Road
                 Palo Alto, CA  94304-1050
                 Attn:  Alan K. Austin, Esq.
                 Fax:     (650) 493-6811
                 Tel:     (650) 493-9300

                 (e) Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

                 (f) Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

                 (g) Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

                 (h) Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner of any party hereto or any other person or entity unless specifically provided otherwise herein and except for the Shareholders, and, except as so provided, all provisions hereof shall be solely between the parties to this Agreement.

                 (i) Governing Law. It is the intention of the parties hereto that the internal laws of the state of California (irrespective of its choice of law principles) shall govern the validity of this agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

                 (j) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

                  (SIGNATURES ARE SET FORTH ON THE NEXT PAGE)

         IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the date first set forth above.

                                     CYBERCASH, INC.


                                     By:
                                         ------------------------

                                     Title:
                                         ------------------------



                                     FIRST TRUST OF CALIFORNIA


                                     By:
                                         ------------------------

                                     Title:
                                           ------------------------




                                     SHAREHOLDERS' AGENT


                                     --------------------------

                                     --------------------------

                                    ANNEX A

                                    ANNEX B

                                   EXHIBIT D

                             SHAREHOLDER AGREEMENT


         This Shareholder Agreement ("Agreement") is made and entered into as of April __, 1998 by and among CyberCash, Inc., a Delaware corporation ("Acquiror"), and the undersigned holder (the "Shareholder") of shares of Common or Preferred Stock (the "Target Capital Stock") of ICVERIFY Inc., a California corporation ("Target"). Capitalized terms not defined herein shall have the meaning set forth in the Merger Agreement (as defined below).

                                    RECITALS

         A. Acquiror, Target, and CyberCash Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Acquiror ("Merger Sub"), have entered into an Agreement and Plan of Reorganization, dated as of April __, 1998 (the "Merger Agreement"), providing for the merger of (the "Merger") Target with and into Merger Sub.

         B. The Shareholder is the beneficial holder of record of the number and class of shares of outstanding Target Capital Stock as is indicated on the signature page of this Agreement (the "Shares"). In connection with the Merger, Acquiror will acquire the Shareholder's entire equity interest in Target and the Shareholder will receive in exchange certain shares of common stock, par value $.001 per share, of Acquiror (the "Acquiror Common Stock") and/or certain cash consideration.

         C. In consideration of and to induce the execution of the Merger Agreement by Acquiror, the Shareholder consents to the appointment of the Purchaser's Representations and the Shareholders' Agent (each as defined below).

         NOW, THEREFORE, in consideration of the mutual promises and the mutual covenants and agreements contained herein, the parties agree as follows:

                                   AGREEMENT

         1. Additional Purchases. For purposes of this Agreement (including, without limitation, the recitals hereto), the term "Shares" shall include any shares of Target capital stock which the Shareholder purchases or as to which the Shareholder otherwise acquires voting power after the execution of this Agreement and prior to the earlier to occur of the Effective Time (as defined in the Merger Agreement) or the termination of the Merger Agreement (the "Expiration Date").

         2. Representations, Warranties and Covenants of the Shareholder. Subject to the exceptions set forth in Annex A hereto, the Shareholder hereby represents, warrants and covenants to Acquiror on the following:

                 2.1 Ownership of Shares; Authority. The Shareholder (i) is the holder and beneficial owner of the Shares, which at the date hereof and at all times until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances, (ii) does not beneficially own any shares of stock of Target or its subsidiaries other than the Shares and
(iii) has the legal capacity and full power and authority to make, enter into, deliver and carry out the terms of this Agreement. This Agreement constitutes a valid and binding obligation of Shareholder, enforceable in accordance with its terms. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or other person on the part of the Shareholder is required in connection with the valid execution and delivery of this Agreement.

                 2.2 No Voting Trusts and Agreements. The Shareholder has not, will not, and will not permit any entity under the Shareholder's control to deposit any shares of Target Capital Stock held by the Shareholder or such entity in a voting trust or subject any shares of Target Capital Stock held by the Shareholder or such entity to any arrangement or agreement with respect to the voting of such shares of Target Capital Stock, other than agreements entered into with Acquiror except as set forth in the amendedand Restated Voting Agreement dated December 30, 1996 by and among Target and certain shareholders of Target.

                 2.3 Plan of Distribution. The Shareholder has, and as of the Effective Time of the Merger will have, no present plan or intention (a "Plan") to engage in a sale, exchange, transfer, distribution (excluding those transactions expressly contemplated by the Merger Agreement), pledge, disposition or any other transaction, including a transaction or arrangement that reduces the risk of loss by short sale, hedging or otherwise, including a direct or indirect disposition (collectively, a "Sale") of any of the shares of Acquiror Common Stock to be acquired by the Shareholder upon consummation of the Merger (the "Merger Shares).

                 2.4 Accredited Investor. Shareholder is [___] is not [___] an "accredited investor" as defined in Rule 501 under the Securities Act of 1933, as amended (the "Securities Act"). [PLEASE CHECK THE APPROPRIATE BOX].

                 2.5 Full Opportunity for Due Diligence. The Shareholder, either alone or together with the Purchaser Representative, has such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the Merger Shares in connection with the Merger. The Shareholder is able to acquire the Merger Shares without impairing the Shareholder's financial condition, to hold the Merger Shares for an indefinite period of time and to suffer a complete loss on the Shareholder's investment. If the Shareholder is not an individual, the Shareholder has not been organized solely for the purpose of acquiring the Merger Shares.

                 2.6 Investment Intention. The Shareholder is acquiring the Acquiror Common Stock for his, her or its own account for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof (within the meaning of the Securities Act), nor with any present intention of distributing or selling the same; and, except as contemplated by the Merger Agreement and the Exhibits thereto, the Shareholder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. Shareholder understands that the Acquiror Common Stock has not been registered for sale to the holders of Target Capital Stock under the Securities Act of 1933 (the "Securities Act") by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of Shareholder's investment intent as expressed in this Section 2.6.

                 2.7 Rule 144. The Shareholder acknowledges that the Merger Shares must be held indefinitely unless subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available. The Shareholder is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of Securities purchased in a private placement subject to the satisfaction of certain conditions. The conditions may include, among other things, the existence of a public market for the securities, the availability of certain current public information about Acquiror, the expiration of minimum holding periods after a party has purchased and paid for the stock, the sale being through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)), and the number of shares being sold during any three month period not exceeding specified limitations.

                 2.8 Purchaser Representation. If the Shareholder is a "U.S. person" as defined in Regulation S promulgated under the Securities Act ("Regulation S"), but is not an "accredited investor," as defined in Rule 501 under the Securities Act and alone does not have such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the shares of Acquiror Common Stock in connection with the Merger:

                          (i) The Shareholder agrees that the Purchaser Representative has acted, is acting or will actas purchaser representative to the Shareholder in evaluating the merits and risks of the Merger;

                          (ii) The Shareholder has and will, to the extent necessary to evaluate the risks and merits of an investment in the shares of Acquiror Common Stock in connection with the Merger, relied upon the advice of the Purchaser Representative in connection with the Merger; and

                          (iii) The Shareholder will have or has had an opportunity to meet with the Purchaser Representative to discuss the Merger.

                 2.9 Review of Solicitation Statement. The Shareholder has carefully reviewed the Solicitation of Written Consent of Shareholders and the Information Statement delivered therewith (the "Solicitation Statement"); the officers of Acquiror have made available to the undersigned and, where applicable, his, her or its Purchaser Representative the opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Acquiror Common Stock and to obtain any additional information that Acquiror possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information provided by Acquiror to the Shareholder; in evaluating the suitability of an investment in Acquiror, the Shareholder has not relied upon any representations or other information (whether oral or written) other than as set forth in the Solicitation Statement; and the undersigned has adequate net worth and means of providing his, her or its current needs and personal contingencies to sustain a complete loss of his, her or its investment in Acquiror.

                 2.10 Legend. The shares of Acquiror Common Stock issuable in the Merger shall bear a legend substantially in the following form:

                          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

                 2.11 Investor Representation Statement. The Shareholder and Acquiror hereby covenant and agree to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Acquiror's legal counsel or the Shareholder, as the case may be, to carry out the intent of this Agreement (including, without limitation, the Investor Representation Statement which is attached hereto as Annex B which shall be delivered concurrently with the execution of this Agreement).

           3. Representations, Warranties and Covenants of Acquiror. Acquiror represents, warrants and covenants to the Shareholder as follows:

                 3.1 Due Authorization. This Agreement has been authorized by all necessary corporate action on the part of Acquiror and has been duly executed by a duly authorized officer of Acquiror.

                 3.2 Validity; No Conflict. This Agreement constitutes the legal, valid and binding obligation of Acquiror. Neither the execution of this Agreement by Acquiror nor the consummation of the transactions contemplated hereby will result in a breach or violation of the terms of any agreement by which Acquiror is bound or of any decree, judgment, order, law or regulation now in effect of any court or other governmental body applicable to Acquiror.

           4. Purchaser Representative. If the Shareholder is not an accredited investor, as defined in SEC Regulation D (a copy of which definition appears as Annex C hereto), the Shareholder agrees that in evaluating the transactions contemplated by the Merger Agreement and the related investment decision involving the Acquiror Common Stock, that the Shareholder will use the services of a purchaser representative. By executing this Agreement the Shareholder hereby approves the appointment of ______________ as its purchaser representative (the "Purchaser Representative").

                 4.1 Shareholders' Agent. The shareholder hereby designates, constitutes and appoints and ratifies the appointment and designation of __________ to be the shareholder's agent and attorney-in-fact to act as the shareholder's agent (the "Shareholders' Agent") pursuant to the provisions of Article 8 of the Merger Agreement (the "Indemnification Provisions"), with all the rights, powers, authority and duties of the Shareholder Agent as described therein.

         5. Consent and Waiver. The Shareholder hereby gives any consent or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which the Shareholder is a party or pursuant to any rights the Shareholder may have.

         6.      Miscellaneous.

                 6.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                 6.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other.

                 6.3 Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                 6.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Acquiror will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies which may be available to Acquiror upon such violation, Acquiror shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to it at law or in equity.

                 6.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and deemed duly delivered (upon confirmation of receipt) if delivered in person, three (3) business days after mailed by registered or certified mail, postage prepaid (return receipt requested), or one (1) business day after notice is sent by reputable nationwide overnight courier service or upon transmission if sent by facsimile with confirmation of receipt to the respective parties as follows:

                          (a)     if to Acquiror, to

                                  CyberCash, Inc.
                                  2100 Reston Parkway
                                  Reston, VA  20191
                                  Attention:  Russell B. Stevenson, Jr., Esq.
                                  Facsimile No.:  (703) 264-5928

                                  with a copy to:

                                  Gray Cary Ware & Freidenrich
                                  400 Hamilton Avenue
                                  Palo Alto, California  94301
                                  Attention:  Diane Holt Frankle, Esq.
                                  Facsimile No.:  (650) 327-3699

                          (a)     if to Shareholder, to

                                  the address for notice set forth on the
                                  signature page hereof

                                  with a copy to:

                                  Wilson Sonsini Goodrich & Rosati
                                  650 Page Mill Road
                                  Palo Alto, California  94304
                                  Attention:  Alan K. Austin, Esq.
                                  Facsimile No.:  (650) 493-6811

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

                 6.6 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California without giving effect to principles of conflicts of law.

                 6.7 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

                 6.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                 6.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                 6.10 Termination. Notwithstanding anything else in this Agreement, this Agreement, and all obligations of the Shareholder under either of them, shall automatically terminate as of the earlier to occur of the termination of the Merger Agreement or the Effective Time.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

                     CYBERCASH, INC.


                     By:
                         ---------------------------------------------------

                     Its:
                              ----------------------------------------------


                     SHAREHOLDER


                     By:
                              ----------------------------------------------

                     Its:
                              ----------------------------------------------

                     Address:
                                  ------------------------------------------


                                  ------------------------------------------


                                  ------------------------------------------


                     Shares of Target Capital Stock beneficially owned:

                                       shares of Common Stock
                     -----------------
                                       shares of Series A Preferred Stock
                     -----------------
                                       shares of Series B Preferred Stock
                     -----------------
                                       shares of Series C Preferred Stock
                     -----------------
                                       shares of Series D Preferred Stock
                     -----------------
                                       shares of Series E Preferred Stock
                     -----------------

                                    ANNEX A

                             SCHEDULE OF EXCEPTIONS

                                    ANNEX B

                      INVESTOR REPRESENTATION STATEMENT

                       (ALL INFORMATION FURNISHED IN THIS
                   STATEMENT WILL BE TREATED CONFIDENTIALLY)

         Responses to this Statement will be used by CyberCash, Inc. ("Acquiror") to qualify prospective recipients of Acquiror Common Stock for purposes of federal and state securities laws in connection with the merger (the "Merger") of ICVERIFY, Inc. ("Target") with and into CyberCash Acquisition Corporation.

         If the answer to any question below is "none" or "not applicable," please so indicate.

         Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Information Statement of Target dated _____________, 1998 (the "Solicitation Statement") relating to the Merger.

1.       IDENTIFICATION

Name
    ------------------------------------------------------------------------

(if an individual) Address of Residence
                                       -------------------------------------


----------------------------------------------------------------------------

Telephone (Residence)
                     -------------------------------------------------------

(if an entity) Address of Principal Place of Business
                                                     -----------------------


----------------------------------------------------------------------------

Telephone (Business)
                    --------------------------------------------------------

(if an individual) Date of Birth
                                --------------------------------------------

(if an individual) Social Security Number
                                         -----------------------------------

(if an entity) Year and Jurisdiction of
Formation or Incorporation
                          --------------------------------------------------

(if an entity) Type of Entity
(corporation, partnership, etc.)
                                --------------------------------------------

(if an entity) Was Entity formed for the specific purpose of this investment?

                 Yes                             No
                    ------------                   ------------

If answer is yes, each equity owner (shareholder, partner, etc.) of the entity must complete the questions in this Statement applicable to individual investors.

Name to Appear on Acquiror Shares
                                 --------------------------------------------

              NOTE:  IF YOU ARE AN ENTITY, PLEASE SKIP TO ITEM 4.

2.       BUSINESS OF INDIVIDUAL

Occupation
          ---------------------------------------------------------------------

Present Employer
                ---------------------------------------------------------------

Position/Title
              -----------------------------------------------------------------

Number of Years
               ----------------------------------------------------------------

Business Address
                ---------------------------------------------------------------

Business Telephone
                  -------------------------------------------------------------

3.       RESIDENCE INFORMATION

         (a) Set forth in the space provided below the state(s) in which you have maintained your principal residence during the past three years and the dates during which you resided in each state.


                  --------------------------------------------------------------

                  --------------------------------------------------------------

         (b) Do you maintain residence in any other state? If yes, in which state(s)?


                  --------------------------------------------------------------

4.       PROPOSED INVESTMENT

         Please indicate the number of shares of Target Common Stock or Preferred Stock that you will exchange for Acquiror Common Stock in the Merger.

                             shares of Target Common Stock
         -------------------

                             shares of Target Series A Preferred Stock
         -------------------

                             shares of Target Series B Preferred Stock
         -------------------

                             shares of Target Series C Preferred Stock
         -------------------

                             shares of Target Series D Preferred Stock
         -------------------

                             shares of Target Series E Preferred Stock
         -------------------

              NOTE:  IF YOU ARE AN ENTITY, PLEASE SKIP TO ITEM 8.

5.       INCOME  (if an individual)

         (a) Do you reasonably expect your income from all sources during this year (ending December 31, 1997) to exceed $200,000?

                 Yes           No           If not, please specify amount
                    --------     --------                                ------

         (b) What percentage of your income as shown above is anticipated to be derived from sources other than salary?

         (c) Was your yearly income from all sources during each of the last two years, ending December 31, 1997 and 1996 in excess of $200,000?

                 Yes           No           If not, please specify amount
                     --------     --------

                                                                1997:
                                                                      ----------

                                                                1996:
                                                                      ----------

         (d) Do you reasonably expect your joint income with your spouse from all sources during this year (ending December 31, 1997) to exceed $300,000?

                 Yes           No           If not, please specify amount
                    --------     --------                                ------

         (e) What percentage of this income is anticipated to be derived from sources other than salary?
                                                 ------------------------------

         (f) Was your joint income with your spouse from all sources during each of the last two years, ending December 31, 1997 and 1996 in excess of $300,000?

                 Yes           No           If not, please specify amount
                    --------     --------

                                                                1997:
                                                                      ----------

                                                                1996:
                                                                      ----------

6.       NET WORTH

         Will your net worth as of the date you purchase the Acquiror Common Stock, individually or jointly with the net worth of your spouse, be in excess of $1,000,000?

            Yes           No           If not, please specify amount
                ---------    ---------                                ----------

7.       EDUCATION

         Please describe your educational background and degrees obtained, if any.

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------


8.       BUSINESS OF ENTITY

         Please indicate which, if any, of the following accurately describes the entity:

         (a)     [   ]     a bank as defined in section 3(a)(2) of the Securities Act of 1933 (the "Securities
                           Act") or a savings and loan association or other institution as defined in section
                           3(a)(5)(A) of the Securities Act, acting in either an individual or fiduciary capacity;


         (b)     [   ]     a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended;

         (c)     [   ]     an insurance company as defined in section 2(13) of the Securities Act;


         (d)     [   ]     an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act;


         (e)     [   ]     a Small Business Investment Company licensed by the U.S. Small Business
                           Administration under section 301(c) or (d) of the Small Business Investment Act of
                           1958;

         (f)     [   ]     a plan established and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, which plan has total assets in excess of

                           $5,000,000;

         (g)     [   ]     an employee benefit plan within the meaning of the Employee Retirement Income
                           Security Act of 1974, which satisfies one of the following criteria:  (i) the investment decision for such plan is made by a plan fiduciary, as defined in section
                           3(21) of such Act, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser; (ii) such plan has total assets in excess of $5,000,000; or (iii) such plan is a self-directed plan and its investment decisions are made solely by persons who are "accredited investors"
                           within the meaning of Rule 501(a) under the Securities Act.


         (h)     [   ]     a private business development company as defined in section 202(a)(22) of the
                           Investment Advisers Act of 1940;

         (i)     [   ]     an organization described in section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, which was not formed for the specific purpose of investing in Acquiror, and which has total assets in excess of $5,000,000;


         (j)     [   ]     a trust with total assets in excess of $5,000,000, which was not formed for the specific purpose of investing in Acquiror and whose investment in Acquiror is directed by a person with such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in Acquiror; and


         (k)     [   ]     any entity in which all of the equity owners are "accredited investors" within the meaning of Rule 501(a) under the Securities Act (a copy of which definition is attached as Annex II to the Solicitation Statement).



         If paragraph (k) is checked, each equity owner (shareholder, partner, etc.) of the entity must complete the Statement items applicable to Individual Investors.

9.       AFFILIATION

         If you have any pre-existing personal or business relationship with Acquiror, any of its officers, directors or controlling persons, please describe the nature and duration of such relationship.

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------


10.      BUSINESS, FINANCIAL AND INVESTMENT EXPERIENCE

         Please describe the nature and extent of the business, financial and investment experience which you believe gives you or your entity the capacity to evaluate the merits and risks of the proposed investment.



         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

              NOTE:  IF YOU ARE AN ENTITY, PLEASE SKIP TO ITEM 12.

11.      PRIOR INVESTMENTS

         Please indicate the frequency of your prior investments (check one in each column):

                  Publicly-Traded Securities             Privately-Placed Securities
                  --------------------------             ---------------------------



 Frequently
                  --------------------------             ---------------------------


 Occasionally
                  --------------------------             ---------------------------


 Never
                  --------------------------             ---------------------------


12.      ORGANIZATIONAL DOCUMENTS

         Please enclose with this Statement a copy of the entity's Certificate of Incorporation, By-laws, Declaration of Trust, or other governing instrument(s).

         The above information is true and correct in all material respects. The undersigned recognizes that Acquiror is relying on the truth and accuracy of such information so that it may rely on certain exemptions from registration contained in the Securities Act and the securities laws of certain states. THE UNDERSIGNED AGREES TO NOTIFY ACQUIROR PROMPTLY OF ANY CHANGES IN THE FOREGOING INFORMATION WHICH MAY OCCUR PRIOR TO THE CLOSING OF THE MERGER.

Date: _______________________, 1998
                                                            ------------------------------------------------
                                                            Name/Name of Entity


                                                            ------------------------------------------------
                                                            Signature


                                                            ------------------------------------------------
                                                            Name of Authorized Representative
                                                            (if applicable)


                                                            ------------------------------------------------
                                                            Title of Authorized Representative
                                                            (if applicable)

                                   EXHIBIT E



                              EMPLOYMENT AGREEMENT

         This Employment Agreement between _______________ ("you" or "Employee") and CyberCash, Inc., a Delaware corporation with offices at 2100 Reston Parkway, Reston, Virginia ("CyberCash" or the "Company") is entered into as of the____ day of ___________, 1998 and sets forth the terms and conditions of your employment by CyberCash.

1.       SCOPE

         a) You will act as ___________ of ICVERIFY, Inc., a wholly-owned subsidiary of CyberCash, and as ________________ of CyberCash. In that capacity you will report directly to the _____________ of CyberCash. You will be responsible for
                 ___________________.

         b) You agree not to engage in any other employment or activity at any time during your employment with CyberCash which materially interferes with the performance of your duties for CyberCash.

         c) You may become a director of any other organization with the consent of CyberCash, which consent shall not be unreasonably withheld.

2.       TERM OF EMPLOYMENT

         The term of this Employment Agreement is one year, commencing on the date set forth above.

3.       COMPENSATION AND BENEFITS

         a)      Your compensation will consist of the following:

                 i) An annual base salary of $____________, to be paid monthly in arrears into a bank account designated by you. The Company will withhold from payments of your compensation all applicable federal and state income, social security and other taxes as required by law. Your base salary shall be evaluated annually by the Board of Directors with consideration given to a salary increase.

                 ii) For 1998, you will continue to participate in ICVERIFY's bonus plan as in existence at the date of this Agreement. For 1999 and thereafter, you will participate in CyberCash's bonus plan.

                 iii) Stock options to purchase _________ shares of the Company's Common Stock at a price per share equal to the closing price of the Common Stock on the day prior to the date the options are approved by the board of directors or its Compensation Committee. These options shall be subject to the following provisions regarding vesting:

                          (A) Options to purchase ____________ shares will start vesting as of the first day of your employent and will vest over 40 months in accordance with the Company's standard policy.

                          (B) Options to purchase the remaining __________ shares will be "performance options" and will start vesting (over a 40 month period) as of the commencement of the term of this Agreement, if and only if the Company reports a profit for the fourth quarter of 1998.

                          (C) If the Company does not report a profit for the fourth quarter of 1998, but does report a profit for the first quarter of 1999, options to purchase ___________ shares will start vesting (over a 40 month period) as of the commencement of the term of this Agreement.

                          (D) Any of the performance options that do not commence vesting as provided in either (B) or
                                  (C), above, will expire.

                 iv) All of the foregoing options will be issued under, and will be subject to, the terms and conditions of CyberCash's 1995 Employee Stock Option Plan and will be evidenced by CyberCash's standard form of option agreement reflecting the terms of this paragraph. All of your stock options will become immediately exercisable in the event of a Change of Control (as defined in Section 4 below).

         b) The Company shall provide you the following additional benefits:

                 i) Health insurance benefits for you and your family, in accordance with the standard CyberCash health insurance plan for CyberCash executives.

                 ii) Twenty-three days per year of paid vacation. You may carry over to CyberCash any unused vacation days you have accrued as an employee of ICVERIFY as of the date of its acquisition by CyberCash, provided that the use of and payment for unused vacation will be subject to CyberCash's standard policy, including a limit of 160 hours of unused vacation that may be accrued.

                 iii) Reimbursement of reasonable business expenses incurred and documented in accordance with CyberCash's standard policies.

                 iv) CyberCash will indemnify you and pay your related expenses to the fullest extent permitted by law if you are made, or threatened to be made, a party to any legal action or proceeding, whether civil or criminal, by reason of your employment by ICVERIFY or CyberCash. CyberCash will provide you with coverage under its directors' and officers' liability insurance policy.

4.       COMPENSATION IN CASE OF CERTAIN PREMATURE TERMINATIONS

         a) If during the term of this Agreement (i) your employment is terminated by CyberCash other than for cause, or (ii) you voluntarily resign following a Change of Control (as defined below) (such terminations being referred to as "Premature Terminations"), you will be entitled, as your sole remedy, to the severance payments and accelerated vesting of options provided in this Section 4.

         b) In the event of a Premature Termination, you will be entitled to be paid in equal monthly installments your base salary (without benefits and after the deduction of required withholding taxes) as follows:

                 i) If the termination of your employment takes place before the passage of six months after the commencement of the term of this Agreement, you will be paid your base salary through the remainder of the twelve months of the original term of this Agreement; and

                 ii) If the termination takes place thereafter, you will be paid your base salary for a period of six months from the date of termination of your employment.

         c) In the event of a Premature Termination, the stock options granted to you pursuant to Section 3.a)iii), above, will be deemed to have vested to the extent they would have become vested at the end of the original term of this Agreement.

         d)      For the purposes of this Agreement:

                 i) Cause for termination shall exist if: (a) you fail or refuse to perform your duties (not including a failure to perform due to a disability entitling you to disability benefits) and your failure or refusal continues after written notice; (b) you are convicted for a crime constituting a felony involving moral turpitude; or (c) you commit a material act of fraud or dishonesty resulting in substantial harm to the Company.

                 ii) Change of Control shall mean (A) a transaction or series of related transactions resulting in a change in beneficial ownership of more than 50% of the outstanding equity securities of the Company; (B) or a sale of all or substantially all of the assets of the Company; provided that such a transaction shall not be considered a change in Change in Control if after the transaction a majority of the members of the board of directors are persons who were members of the board of directors prior to the transaction and the Chief Executive Officer of the Company remains the same.

                 iii) You will be deemed to have been terminated other than for cause if you voluntarily resign from employment because of (A) a material adverse change in your position with CyberCash which materially reduces your responsibility without your written consent, including your no longer reporting directly to
                          ________________________.

5.       CONFIDENTIAL INFORMATION.

         a) In the course of your employment, CyberCash will disclose to you confidential information concerning, among other things, CyberCash's existing and prospective clients, existing and contemplated products and services, inventions, software, and other matters and information received from CyberCash clients, any CyberCash affiliated entities, and other third parties, which information constitutes valuable assets of CyberCash ("Confidential Information"). The term "Confidential Information" shall include all information that is not known by, or generally available to the public at large and that concerns the business or affairs of CyberCash and CyberCash's affiliated entities, including, but not limited to, technology, methods of operation, and information regarding clients of a party hereto. CyberCash shall have no obligation to specifically identify any information as constituting Confidential Information in order for it to be entitled to protection as such.

         b) You will not, at any time during or after your employment, without the prior written consent of CyberCash, use any portion of the Confidential Information for any purpose other than as contemplated herein, and you agree that:

                 i) You will hold all Confidential Information in the strictest confidence, and will exercise at least the same care with respect thereto as you exercise with respect to your own proprietary and confidential information, and will not, without CyberCash's prior written consent, copy or disclose any portion thereof to any third party except as contemplated herein; and

                 ii) You will not remove or permit to be removed from any Confidential Information any notice placed thereon by CyberCash indicating the confidential nature of, or the proprietary right of CyberCash in such items.

         c) The foregoing shall not prohibit or limit your use of information (including, but not limited to, ideas, concepts, know-how, techniques, and methodologies) which: (i) are already known to you; (ii) are independently developed by you;
                 (iii) were received by you on a non-confidential basis, prior to receipt from CyberCash, from a third party lawfully possessing and lawfully entitled to disclose such information; or (iv) becomes part of the public domain through circumstances unrelated to any breach by you of this Agreement.

         d) In the event you become aware that any person or entity is taking or threatens to take any action which would violate any of the foregoing provisions were that person or entity a party to this Agreement, you shall promptly and fully advise CyberCash (with written confirmation as soon as practicable thereafter) of all facts known to you concerning such action or threatened action. You shall not in any way aid, abet or encourage any such action or threatened action. You agree to cooperate in all reasonable ways to prevent such action or threatened action, and you agree to do all reasonable things and cooperate in all reasonable ways as may be requested by CyberCash to protect the trade secrets, and proprietary rights of CyberCash in and to the Confidential Information.

6.       OWNERSHIP OF WORK.

         a) CyberCash shall own and you hereby assign to CyberCash all right, title and interest in any invention, technique, process, device, discovery, improvement or know-how, patentable or not, including all trade secrets and copyrights, in and to the following works created by you on CyberCash premises or at any other location: (i) works that relate to or are derived from the actual or anticipated business of CyberCash, and (ii) works that result from or are derived from any services performed by you or, if not actually performed, services requested by CyberCash to be so performed (collectively the "Contract Work"). CyberCash shall own such Contract Work even if you create such Contract Work outside normal working hours and regardless of the ownership of the equipment used to create such Contract Work. Such Contract Work shall include program codes and documentation.

         b) To the extent that any such Contract Work does not qualify as works made for hire under U.S. copyright law, you hereby assign to CyberCash and agree to assign to CyberCash, irrevocably and in perpetuity, any and all right, title and interest that you may have in and to the Contract Work. Promptly upon CyberCash's request, you agree that you will execute any appropriate assignment document.

         c) If you alone or jointly with others make or conceive of any invention, technique, process, or other know-how, whether patentable or not, in the course of your employment, which relates in any manner to the actual or anticipated business of CyberCash (collectively, "Inventions"), you hereby assign to CyberCash your entire right, title and interest in such Inventions. You will disclose any such Inventions to an officer of CyberCash and will, upon request, promptly sign a specific assignment of title to CyberCash, and do anything else reasonably necessary to enable CyberCash to secure patent, trade secret or any other proprietary rights in the United States or foreign countries.

         d) You hereby agree, at CyberCash's request, to assist CyberCash and its nominees to secure, maintain, and defend for CyberCash's own benefit all copyrights and patents, and other proprietary rights in the Contract Work in any and all countries. Your obligations to assist CyberCash in obtaining and enforcing its proprietary rights in the Contract Work shall continue beyond the termination or expiration of this Agreement, but CyberCash shall compensate you for any assistance rendered after such expiration or termination at a reasonable rate for time actually spent by you at CyberCash's request.

         e) You understand that you may continue to work on, and retain rights to, projects of your own interest outside of CyberCash which do not in any way compete or conflict with the current or planned business of CyberCash provided that (i) they do not fall under the paragraphs titled "Ownership of Works" above; and (ii) they do not interfere in any way with your time at work or duties for CyberCash. You understand that you are not permitted to engage in any outside business activities while employed by CyberCash which compete with or conflict with the current or planned business of CyberCash.

7.       EQUITABLE RELIEF.

         Because any breach by you of the promises set forth in Sections 4 and 5 herein would cause irreparable harm and significant injury which dollar amount would be difficult to ascertain and which in fact would not be compensable by money damages alone, you agree that CyberCash shall have the right to enforce this Agreement and any of such provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies that CyberCash may have for breach of this Agreement.

         8.      GOVERNING LAW AND SEVERABILITY.

         This Agreement shall be governed by and construed in accordance with the laws of the State of California. If any provision of this Agreement is for any reason found by a court of competent jurisdiction to be unenforceable, that provision will be enforced to the maximum extent permissible, and the remainder of this Agreement shall continue in full force and effect.

9.       NOTICES.

         Any notices required or permitted hereunder shall be given to the appropriate party at the address specified above or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or three days after being sent by certified or registered mail or Federal Express.

10.      ENTIRE AGREEMENT AND MODIFICATION.

         This Agreement contains the entire agreement between you and CyberCash concerning the subject matter hereof and supersedes all prior agreements and understandings. This Agreement may be modified only by a writing signed by the parties hereto.

                                    CyberCash, Inc.

                                    By:
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Date:                               Name:
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                                    Title:
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                                    Date:
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
                                   EXHIBIT F

                 NON-COMPETITION AND NON-SOLICITATION AGREEMENT


This Non-Competition and Non-Solicitation Agreement (the "Agreement") is made and entered into as of _______________, 1998 by and among CyberCash, Inc., a Delaware corporation ("CyberCash"), and _______________ (the "Employee"), a shareholder and employee of ICVERIFY, Inc., a California corporation ("ICVERIFY").

                                    Recitals

A. Pursuant to that certain Agreement and Plan of Reorganization (the "Merger Agreement"), dated as of April __, 1998, by and among CyberCash, ICVERIFY, CC/ICV Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of CyberCash ("Acquisition Sub") and the Principal Shareholders of ICVERIFY, ICVERIFY will merge (the "Merger") with and into Acquisition Sub and Acquisition Sub shall continue as the Surviving Corporation (the "Surviving Corporation"), and the Surviving Corporation will acquire all of the outstanding capital stock of ICVERIFY together with all of the goodwill of ICVERIFY related to the business of ICVERIFY being conducted and proposed to be conducted by ICVERIFY ("ICVERIFY Business"). After the Effective Time (as defined in the Merger Agreement), the Employee will become an employee of both the Surviving Corporation and CyberCash.

B. The Employee has special knowledge concerning the ICVERIFY Business and, in conjunction with the Merger Agreement, as an inducement to CyberCash entering into the Merger Agreement and as a condition to the consummation of the Merger, the Employee has agreed to refrain from competing with the ICVERIFY Business for a reasonable period of time in order that CyberCash may obtain the contemplated benefits from the acquisition of the ICVERIFY Business and the goodwill associated therewith.

         NOW, THEREFORE, in consideration of the mutual promises made in this Agreement, the Employee and CyberCash agree as follows:

         1. Non-Competition. Employee agrees that for a period of one year (the "Restricted Period") from the date of this Agreement, Employee will not directly or indirectly, as an owner, partner, stockholder, joint venturer, corporate officer, director, employee, consultant, principal, trustee or licenser, or in any other similar capacity whatsoever of or for any person, firm, partnership, company or corporation (other than CyberCash or any of its subsidiaries): (a) own, manage, operate, sell, control or participate in the ownership, management, operation, sales or control of, or be connected in any manner with any business that materially competes with ICVERIFY Business or (b) solicit divert or take away, or attempt to solicit, divert or take away, the business or patronage of any of the clients, customers or suppliers of ICVERIFY, CyberCash or its subsidiaries which were contracted, solicited or served by the Employee while an employee of ICVERIFY or CyberCash or its subsidiaries. Notwithstanding the foregoing, Employee is permitted to own, individually, as a passive investor up to a 2% interest in any publicly traded





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entity. The restrictions set forth in this Paragraph 1 shall be effective within all cities and counties of California, all cities, counties and states of the United States and all other countries in the world.

         2. Confidentiality. Employee further agrees that, during the Restricted Period, he will not directly or indirectly, for himself or for any other party, divulge, communicate, use to the detriment of CyberCash or use for the benefit of any other person or persons, except as expressly authorized by CyberCash, or misuse in any way, any Confidential Information of ICVERIFY, CyberCash, or any of its subsidiaries known or acquired by such Employee as an employee of ICVERIFY, CyberCash or its subsidiaries. For the purposes of this Agreement, "Confidential Information" shall mean any information, technical data, or know-how, including but not limited to, that which relates to research, products, services, customers, markets, software, development, inventions, processes, designs, drawings, engineering, marketing or finances, but shall not include any such information, technical data or know-how which
(i) prior to or after the date of this Agreement becomes part of the public knowledge or literature, not as a result of any inaction or action of Employee,
(ii) is approved for release, in writing, by CyberCash or (iii) is disclosed to the Employee by a third party without restriction.

         3. Non-Solicitation. While the Employee is employed by CyberCash and for a period of one year after the termination or cessation of such employment for any reason, the Employee will not directly or indirectly recruit or solicit any employee of CyberCash or its subsidiaries, or induce or attempt to induce any employee of CyberCash or its subsidiaries to terminate his or her employment with, or otherwise cease his or her relationship with CyberCash or its subsidiaries.

         4. Condition of Merger; Consideration. Employee agrees that the covenants provided for in Paragraphs 1 and 2, including the term of the Restricted Period and the geographical area encompassed in such covenants, are necessary and reasonable in order to protect CyberCash in the conduct of the ICVERIFY Business and the utilization of its assets, tangible and intangible, including goodwill, and to preserve and protect the tangible and intangible assets of ICVERIFY, including ICVERIFY's goodwill, and the customers and trade secrets of which Employee has and will have knowledge, and in consideration for CyberCash's entering into and performing under the Merger Agreement. Both CyberCash and Employee agree that the execution, delivery and performance of this Agreement is in consideration of and a condition to the consummation of the Merger and the parties do not ascribe and cannot ascribe a separate consideration or value to the covenants provided in this Agreement.

         5. Severability. The covenants contained in this Agreement shall be construed as a series of separate covenants, one for each of the cities and counties of California and the cities and counties in each of the states of the United States of America and one for each country in the world other than the United States. It is the desire and intent of the parties that these covenants shall be enforced to the fullest extent permissible under applicable law. If any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, this Agreement shall be deemed amended to revise that provision or portion to the minimum extent necessary to render them enforceable. Such amendment shall apply only with respect to the





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operation of the  paragraph in the particular jurisdiction in which such adjudication was made. If, in any judicial proceeding, a court of competent jurisdiction shall refuse to enforce any covenant contained in this Agreement (including, without limitation, the separate geographical covenants deemed included in this Agreement), then such unenforceable covenants shall be deemed deleted from this Agreement to the extent necessary to permit the remaining separate covenants to be enforced.

         6. Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modifications, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of CyberCash (other than the Employee). No waiver by any party of any breach of, or compliance with, any condition or provision of this Agreement by another party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

         7. Injunctive Relief. It is expressly agreed between the parties that monetary damages would be inadequate to compensate CyberCash for any breach by Employee of the covenants and agreements set forth in this Agreement. Accordingly, Employee agrees and acknowledges that any such violation or threatened violation will cause irreparable injury CyberCash and that, in addition to any other remedies at law or in equity which may be available, CyberCash shall be entitled to obtain preliminary and permanent injunctive relief against any breach or threatened breach of this Agreement or the continuation of any such breach by Employee, without the necessity of proving actual damages.

         8. Assignability. CyberCash may assign this Agreement to any other corporation or entity which acquires (whether by purchase, merger, consolidation or otherwise) all or substantially all of the business and/or assets of CyberCash.

         9. Governing Law; Jurisdiction. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of California. All disputes arising under this Agreement shall be brought in the federal and state courts located in California, as permitted by law, and each of the parties consents to the personal jurisdiction, service of process and venue of such courts.

         10. Entire Agreement. This Agreement, the Merger Agreement and the Employment Agreement between CyberCash and Employee, dated of even date herewith (the "Employment Agreement"), constitute the entire agreement between the parties concerning the matters set forth in this Agreement and no representations, warranties or inducements, express or implied, have been made by either party to the other except as set forth in this Agreement, the Merger Agreement and the Employment Agreement.

         11. Counterparts. This Agreement may be executed in counterpart copies, all of which when taken together shall be deemed to constitute one and the same instrument.





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         THE EMPLOYEE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT
AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

                                      CYBERCASH, INC.:


Date:                                 By:
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                                      (print name and title)




                                      EMPLOYEE:


Date:
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                                      (print name)


                                      Address:


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